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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NEW YORK & COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NEW YORK & COMPANY, INC.
450 West 33rd Street, 5th Floor
New York, New York 10001

May 11, 2011

Dear Stockholders,

        You are cordially invited to attend the Company's 2011 Annual Meeting of Stockholders, which will be held at 450 West 33rd Street, 5th Floor, New York, New York 10001, on Wednesday, June 22, 2011, beginning at 10:00 a.m., Eastern Daylight Time.

        The enclosed Proxy Statement provides you with detailed information regarding the business to be considered at the meeting. Please vote your shares as soon as possible through any of the voting options available to you as described in the enclosed Proxy Statement.

Sincerely,

Gregory J. Scott Chief Executive Officer

NEW YORK & COMPANY, INC.
450 West 33rd Street, 5th Floor
New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern Daylight Time on Wednesday, June 22, 2011.
PLACE	New York & Company, Inc.'s corporate headquarters at:
450 West 33rd Street 5th Floor New York, New York, 10001
ITEMS OF BUSINESS	• To elect eleven members to the board of directors.

•       To approve amendments to the New York & Company, Inc. Amended and Restated 2006 Long-Term Incentive Plan to, among other matters, increase the number of shares reserved for issuance by 4,000,000 shares.

• To approve the New York & Company, Inc. Incentive Compensation Plan.
• To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.
• To hold an advisory vote on executive compensation.
• To hold an advisory vote on the frequency of future advisory votes on executive compensation.
• To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You can vote if you are a stockholder of record as of Monday, April 25, 2011.
INTERNET AVAILABILITY
In accordance with U.S. Securities and Exchange Commission rules, the Company is using the Internet as its primary means of furnishing the proxy materials to its stockholders. Rather than sending stockholders a paper copy of the proxy materials, the Company is sending a notice with instructions for accessing the materials and voting via the Internet. The Company believes this method of distribution makes the proxy distribution process more efficient and less costly, and will limit the impact on the environment. This Proxy Statement and the 2010 Annual Report to Stockholders are available at: www.proxyvote.com
PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the Internet at www.proxyvote.com, by telephone by calling 1-800-690-6903, or by completing and returning your proxy card. Voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying Proxy Statement.

Gregory J. Scott Chief Executive Officer

May 11, 2011

Page
PROXY STATEMENT	1
Why did I receive these proxy materials?	1
Why did I receive in the mail a notice regarding the Internet Availability of Proxy Materials?	1
What should I bring with me to attend the Annual Meeting?	1
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	1
Who is entitled to vote at the Annual Meeting?	2
How do I vote?	2
What can I do if I change my mind after I vote my shares?	2
What is "householding" and how does it affect me?	3
What is a quorum for the Annual Meeting?	3
What are the voting requirements for the proposals?	3
Could other matters be decided at the Annual Meeting?	4
Who will pay for the cost of this proxy solicitation?	4
Who will count the vote?	4
Other information	4
PROPOSALS REQUIRING YOUR VOTE	4
ITEM 1—Election of Directors	4
Nominees for Director	5
Board and Committee Membership	9
The Audit Committee	11
The Compensation Committee	12
The Nomination and Governance Committee	12
2010 Director Compensation	12
CORPORATE GOVERNANCE	14
Board Committee Charters	14
Corporate Governance Guidelines	14
Code of Business Conduct Guidelines	14
Stockholder Communications with the Board of Directors	14
ITEM 2—Approve Amendments to the New York & Company, Inc. Amended and Restated 2006 Long-Term Incentive Plan to, Among Other Matters, Increase the Number of Shares Reserved for Issuance	15
ITEM 3—Approval of the New York & Company, Inc. Incentive Compensation Plan	20
ITEM 4—Ratification of Independent Registered Public Accounting Firm	22
Audit and Non-Audit Fees	23
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm	23
Audit Committee Report	24
ITEM 5—To Hold an Advisory Vote on Executive Compensation	25
ITEM 6—To Hold an Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	26
EXECUTIVE OFFICERS	26
SECURITIES OWNERSHIP OF OFFICERS, DIRECTORS AND OWNERS OF 5% OR MORE OF THE COMPANY'S COMMON STOCK	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31
COMPENSATION COMMITTEE REPORT	31
EXECUTIVE COMPENSATION	31
Compensation Discussion and Analysis	31

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PROXY STATEMENT

Why did I receive these proxy materials?

        The Company is providing this Notice of Annual Meeting of Stockholders, Proxy Statement, voting instructions and Annual Report (the "proxy materials") in connection with the solicitation by the board of directors of New York & Company, Inc. ("New York & Company," the "Company," "we," "us" or "our"), a Delaware corporation, of proxies to be voted at the Company's 2011 Annual Meeting of Stockholders and at any adjournment or postponement.

        It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about May 11, 2011. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about May 11, 2011.

        You are invited to attend the Company's Annual Meeting of Stockholders on Wednesday, June 22, 2011 (the "Meeting"), beginning at 10:00 am, Eastern Daylight Time. The Meeting will be held at 450 West 33rd Street, 5th Floor, New York, New York 10001. Stockholders will be admitted to the Meeting beginning at 9:30 am, Eastern Daylight Time. Seating will be limited.

Why did I receive in the mail a notice regarding the Internet Availability of Proxy Materials?

        Under rules adopted by the U. S. Securities and Exchange Commission ("SEC"), the Company is providing access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials ("Notice") to beneficial owners. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice also tells you how to access your proxy card to vote on the Internet. If you received a Notice by mail and would like to receive a printed copy of the Company's proxy materials, please follow the instructions included in the Notice.

What should I bring with me to attend the Annual Meeting?

        Stockholders must present a form of personal identification in order to be admitted to the Meeting.

        If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must also present proof of your ownership of New York & Company stock, such as a bank or brokerage account statement, to be admitted to the Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

 What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with New York & Company's transfer agent, Registrar and Transfer Company, you are considered the "stockholder of record" with respect to those shares. The proxy materials have been sent directly to you by New York & Company.

        If your shares are held in a stock brokerage account or by a bank or other holder of record, those shares are held in "street name." You are considered the "beneficial owner" of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

 Who is entitled to vote at the Annual Meeting?

        Stockholders of record at the close of business on April 25, 2011, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned at that time. At the close of business on April 25, 2011, there were 61,938,691 shares of the Company's common stock outstanding.

How do I vote?

        You may vote using any of the following methods:

  By Internet

        The Company encourages you to vote and submit your proxy over the Internet at www.proxyvote.com.

  By Telephone

        You may vote by telephone by calling 1-800-690-6903.

  By Mail

        Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors.

        If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to: Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention: Vote Processing.

  In person at the Annual Meeting

        All stockholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Meeting.

What can I do if I change my mind after I vote my shares?

        If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  •
  written notice to: Corporate Secretary, New York & Company, 450 West 33rd Street, 5th Floor, New York, NY 10001;

  •
  timely delivery of a valid, later-dated proxy;

  •
  timely submission of a later-dated proxy via the Internet;

  •
  timely submission of a later-dated proxy via the telephone; or

  •
  voting by ballot at the Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the previous question.

 What is "householding" and how does it affect me?

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Company's proxy materials, unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure will reduce the Company's printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings, if any.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please make a written request to: Corporate Secretary, New York & Company, 450 West 33rd Street, 5th Floor, New York, NY 10001. If multiple stockholders of record who have the same address received only one copy of these proxy materials and would like to receive additional copies, or if they would like to receive a copy for each stockholder living at that address in the future, send a written request to the address above.

        Beneficial owners can request information about householding from their banks, brokers or other holders of record.

What is a quorum for the Annual Meeting?

        Under the Company's by-laws, the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, present in person or represented by proxy, constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements for each of the proposals?

        A plurality of the votes cast is required for the election of directors, which means that director nominees with the most affirmative votes are elected to fill the available seats. For the proposal to elect directors, abstentions and "broker non-votes" are not treated as votes cast and will not affect the outcome of the proposal.

        The approval of the following proposals requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on them at the Meeting: (i) the amendments to the Company's Amended and Restated 2006 Long-Term Incentive Plan to, among other matters, increase the number of shares reserved for issuance under the plan by 4,000,000 shares; (ii) the approval of the Company's Incentive Compensation Plan; (iii) the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2011; and (iv) the advisory vote on executive compensation. In the case of the proposal to determine the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers, the frequency that receives the highest number of votes cast will be deemed to be the preferred frequency selected by stockholders.

        If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as "non-routine" matters. All of the matters scheduled to be voted on at the Meeting are "non-routine," except for the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Meeting, assuming that a quorum is obtained.

        Abstentions are considered votes cast and thus will have the same effect as votes "AGAINST" each of the matters scheduled to be voted on at the Meeting, except the proposal to determine the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. Abstentions will have no effect on the outcome of that proposal.

        Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors or on executive compensation matters in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

 Could other matters be decided at the Annual Meeting?

        At the date this Proxy Statement was first sent to stockholders, the Company did not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the Meeting for consideration, the Proxy Committee appointed by the Company's current board of directors will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        The Company will pay for the cost of this proxy solicitation. The Company does not intend to solicit proxies otherwise than by use of the mail or website posting, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Who will count the vote?

        All votes will be tabulated by Broadridge, the inspector of elections appointed for the Meeting.

Other information.

        The Company's Annual Report on Form 10-K for the 52-week fiscal year ended January 29, 2011 ("fiscal year 2010") accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. The fiscal years referred to in this Proxy Statement as "fiscal year 2008," "fiscal year 2009," and "fiscal year 2011" refer to the 52-week fiscal years that end on January 31, 2009, January 30, 2010, and January 28, 2012, respectively.

        The contents of the Company's corporate website (http://www.nyandcompany.com) are not incorporated by reference into this Proxy Statement.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

        The Company's board of directors currently has twelve members. Eleven of the twelve current board members are standing for re-election to hold office until the next Annual Meeting, which will leave one seat vacant. Philip M. Carpenter III notified the Company on April 15, 2011 that he will not stand for re-election as a member of the Company's board of directors upon the expiration of his current term, which expires as of the date of the Company's 2011 Annual Meeting of Stockholders. Mr. Carpenter did not cite any disagreement on any matter relating to the Company's operations, policies or practices. Proxies cannot be voted for more than eleven directors.

        The Proxy Committee appointed by the Company's current board of directors intends to vote the proxy (if you are a stockholder of record) for the election of each of these nominees unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

        Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier resignation, retirement or death.

        The Company expects each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

        The Company believes that the board of directors as a whole possesses the right diversity of experience, qualifications and skills to oversee and address the key issues facing the Company. In addition, the Company believes that each of these directors possesses the key attributes that the Company seeks in a director, including strong, effective decision-making, communication and leadership skills. Set forth below is additional information regarding the specific experience, qualifications, attributes and skills of each director and nominee that led the Company's nomination and governance committee and the board of directors to conclude that he or she should serve as a director.

        The board of directors unanimously recommends a vote FOR the election of these nominees as directors.

 Nominees for Director

        The following table sets forth the name, age and principal position of each of the Company's eleven nominees for director positions.

Name	Age	Position
Gregory J. Scott	48	Chief Executive Officer and Director
Bodil M. Arlander	47	Director
Jill Beraud	51	Director
David H. Edwab	56	Director
John D. Howard	58	Director
Louis Lipschitz	66	Director
Edward W. Moneypenny	69	Director
Grace Nichols	64	Director and Chair of the Board of Directors
Michelle Pearlman	41	Director
Richard L. Perkal	57	Director
Arthur E. Reiner	70	Director

        Gregory J. Scott was named Chief Executive Officer in February 2011 and served as President since June 2010. Mr. Scott was appointed to the Company's board of directors on August 18, 2010. Mr. Scott brings more than 20 years of retail industry experience to the Company. Most recently, Mr. Scott served as the Chief Executive Officer of Bebe Stores from February 2004 to January 2009 and also served as a member of their board of directors from August 2004 to January 2009. Prior to Bebe, Mr. Scott served as President of Arden B., a division of Wet Seal, Inc., from May 2000 to January 2004. Mr. Scott has also held senior level merchandising positions at Ann Taylor Stores. Mr. Scott began his retail career in the executive training program at Macy's West, a division of Federated Department Stores, Inc., where he held several merchandising positions. Mr. Scott holds a B.A. from UCLA. In considering Mr. Scott as a candidate for director of the Company, the board reviewed his extensive experience in the retail and apparel industries, both at the management and board levels.

        Bodil M. Arlander has served as a director since 2002 and is a founding partner of Moxie Capital, LLC. Until May 2008, she was a Partner of Bear Stearns Merchant Banking, LLC, an affiliate of Bear, Stearns & Co. Inc., where she was a Senior Managing Director and which she joined in April 1997. Bear Stearns Merchant Banking, LLC, and its successor entity Irving Place Capital, is an affiliate of the controlling shareholder of New York & Company, Inc. Between 1991 and 1997, she worked in the Mergers and Acquisitions Group of Lazard & Co. LLC. Prior to entering the finance industry, Ms. Arlander worked throughout Europe in the fashion and beauty industries. She currently serves as a director of CamelBak Group, LLC, Miche Bag Holdings, LLC, and the publicly-traded company Aéropostale, Inc. She previously served as a member of the board of directors for Seven For All Mankind, LLC and Transamerican Auto Parts. In considering Ms. Arlander as a director of the Company, the board reviewed her extensive experience in the analysis of the apparel and retail sectors as an investment banker and investor, her overall leadership skills and her experience serving on the board of directors of relevant companies.

        Jill Beraud was appointed as a director effective May 2, 2011. Ms. Beraud was named PepsiCo Americas Beverages Chief Marketing Officer and President-Joint Ventures in July 2009. Prior to that, she was PepsiCo's Global Chief Marketing Officer, a position she assumed in December 2008. Before PepsiCo, Ms. Beraud spent 13 years at Limited Brands, most recently as Chief Marketing Officer of Victoria's Secret. She also served as Executive Vice President of Marketing for Limited Brands' broader portfolio of specialty brands including Bath & Body Works, C.O. Bigelow, Henri Bendel, Express, Limited Stores and Victoria's Secret. Ms. Beraud began her career at Procter & Gamble where she quickly rose through the brand management ranks, managing multiple brands in the food and beverage sector. She later led the Global Brand Equity practice of an international management consulting firm as well as founded a New York City advertising agency with clients that included Air France, Equinox Fitness and Nikon. She received an M.B.A. in Marketing & Strategic Planning from the Wharton School of the University of Pennsylvania and a B.S.from Boston University. In considering Ms. Beraud as a director of the Company, the board reviewed her extensive marketing and consumer branding experience, as well as her extensive managerial and operational knowledge in the retail industry.

        David H. Edwab has served as a director since 2003. Mr. Edwab has served as an officer and director of Men's Wearhouse for over 20 years, starting as Vice President of Finance and Director in 1991, serving as Chief Operating Officer from 1993 to 1997, and being elected to President in 1997. In November 2000, Mr. Edwab joined Bear, Stearns & Co. Inc. as a Senior Managing Director, Head of the Retail Group in the Investment Banking Department. At such time, Mr. Edwab resigned as President of Men's Wearhouse and was then named Vice Chairman of its Board of Directors. In February 2002, Mr. Edwab re-joined Men's Wearhouse and continues to serve as Vice Chairman of its Board of Directors. Mr. Edwab previously served as a Senior Advisor to Bear Stearns Merchant Banking, LLC, an affiliate of Bear, Stearns & Co. Inc and the predecessor to Irving Place Capital, a private equity firm focused on making investments in middle-market companies, until April 2008, and is a director of Vitamin Shoppe Inc. and other privately-owned companies. Mr. Edwab is an "inactive" Certified Public Accountant and previously was a partner with Deloitte and Touche. Mr. Edwab also serves as Vice Chairman of the Zimmer Family Foundation. In considering Mr. Edwab as a director of the Company, the board reviewed his extensive retail and financial background and his experience having served on the boards of directors of retailers.

        John D. Howard has served as a director since 2002. He is currently the Chief Executive Officer of Irving Place Capital, the firm formerly known as Bear Stearns Merchant Banking, LLC, and an affiliate of the controlling shareholder of New York & Company, Inc. He was a Senior Managing Director at Bear Stearns Merchant Banking, LLC, where he was the head of the merchant banking department of Bear, Stearns & Co. Inc. from its inception in 1997. From 1990 to 1997, he was a co-CEO of Vestar Capital Partners, Inc., a private investment firm specializing in management buyouts. Previously, he was a Senior Vice President of Wesray Capital Corporation, a private investment firm specializing in leveraged buyouts. Mr. Howard also currently serves as a director of Aéropostale, Inc.; Multi Packaging Solutions, Inc.; Universal Hospital Services, Inc.; Dots, LLC and several other private companies. As a result of these and other professional experiences, Mr. Howard possesses particular knowledge and experience in finance and capital structure, and has extensive experience as an investor in the retail industry, each of which strengthen the board of directors' collective qualifications, skills and knowledge-base.

        Louis Lipschitz has served as a director since 2005. Mr. Lipschitz retired from his position as Executive Vice President and Chief Financial Officer of Toys "R" Us, Inc. in March 2004. He joined Toys "R" Us, Inc. in 1986 where he held various senior level finance positions, as well as serving as a member of the management executive committee. From 1982 to 1986, Mr. Lipschitz served as Senior Vice President and Chief Financial Officer of Lerner Stores, Inc. He began his career in public accounting in 1968 with the firm of S.D. Leidesdorf & Co., which subsequently merged with Ernst & Young. He has a B.S. in Accounting from Hunter College and is a Certified Public Accountant in the state of New York. In addition, Mr. Lipschitz holds a Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentializing organization. Mr. Lipschitz currently serves as a director of the The Children's Place Retail Stores, Inc.; Majesco Entertainment Company; and Forward Industries, Inc. Mr. Lipschitz previously served as a director of Finlay Enterprises, Inc. In considering Mr. Lipschitz as a director of the Company, the board reviewed his extensive expertise and knowledge regarding finance and accounting matters. Mr. Lipschitz qualifies as an "audit committee financial expert" under the applicable SEC rules and accordingly contributes to the board of directors his understanding of generally accepted accounting principles and his skills in auditing as well as in analyzing and evaluating financial statements.

        Edward W. Moneypenny has served as a director since 2006. From 2002 until his retirement in January 2006, Mr. Moneypenny served as Senior Vice President of Finance and Chief Financial Officer of 7-ELEVEN, Inc., the largest chain in the convenience retailing industry. In 2001, Mr. Moneypenny served as the Executive Vice President of Finance and Chief Financial Officer of Covanta Energy Corporation, which filed a voluntary petition under the federal bankruptcy laws in April 2002. Prior to 2001, Mr. Moneypenny was the Chief Financial Officer at two former Fortune 500 companies in the energy industry, Florida Progress Corporation and Oryx Energy Corporation. Mr. Moneypenny currently serves as a director of the publicly-traded company The Timberland Company. Mr. Moneypenny also serves as a director of Saint Joseph's University. He previously served as a member of the board of directors at Oryx Energy Corporation. Mr. Moneypenny graduated from Saint Joseph's University with a B.S. in Accounting and received an M.S. in Accounting Science from the University of Illinois. Mr. Moneypenny is a Certified Public Accountant in the state of Pennsylvania. In considering Mr. Moneypenny as a director of the Company, the board reviewed the extensive experience that he gained as the Chief Financial Officer for a variety of companies ranging from the energy industry to, more recently, 7-ELEVEN, Inc. as well as his extensive financial background which includes experience as a Certified Public Accountant. Mr. Moneypenny qualifies as an "audit committee financial expert" under the applicable SEC rules and accordingly contributes to the board of directors his understanding of generally accepted accounting principles and his skills in auditing as well as in analyzing and evaluating financial statements.

        Grace Nichols was appointed to the role of non-executive chair of the Company's board of directors in February 2011 and has served as a director since March 2008. Ms. Nichols spent more than 20 years at Limited Brands, including 14 years as Chief Executive Officer of Victoria's Secret Stores from 1992 until she retired in January 2007. From 1986 to 1992, she served as Executive Vice President of Victoria's Secret Stores. Ms. Nichols previously served on the board of directors of Intimate Brands, Inc. from 1995 to 1999. Prior to joining Limited Brands, Ms. Nichols held various senior merchandising positions in teen's and women's apparel at The Broadway Southern California divisions of Carter, Hawley, Hale, Inc. Ms. Nichols currently sits on the boards of directors of Pacific Sunwear and Men's Wearhouse, both publicly-traded companies. Ms. Nichols holds a Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization. Ms. Nichols is a graduate of UCLA. In considering Ms. Nichols as a director of the Company, the board reviewed her extensive experience as a senior executive in the retail industry and her ability to understand and analyze the operational and management challenges associated with large retailers.

        Michelle Pearlman was appointed as a director effective May 2, 2011. Ms. Pearlman is currently a strategic advisor with Irving Place Capital with 20 years of retail, consumer, marketing, and e-commerce focused experience. She most recently was Senior Vice President, President of the Jewelry Business Unit, for Sears Holdings Corporation, leading the P&L for fine jewelry, watches, and costume jewelry for over 2,000 Kmart and Sears stores and online sales. Prior to this, she spent four years at Ann Taylor, Inc., where she was an Executive Vice President, leading the E-commerce Business Unit and direct marketing for Ann Taylor and Loft divisions from 2004 to 2008. She joined Ann Taylor after serving as an Associate Principal with McKinsey & Co. from 1999 to 2004, focusing on retail and consumer products. She started her career at Procter & Gamble and held various positions in sales and marketing over her seven year tenure. Ms. Pearlman has an M.B.A from the University of Chicago and received her B.A. from Stanford University. She was named to Crain's Chicago Business "40 under 40" in 2009. In considering Ms. Pearlman as a director of the Company, the board reviewed her experience as a senior leader in the retail industry, her operational abilities, and her expertise in e-commerce and marketing.

        Richard L. Perkal has served as a director since 2004. Mr. Perkal is currently a Partner of Irving Place Capital, the firm formerly known as Bear Stearns Merchant Banking, LLC, and an affiliate of the controlling shareholder of New York & Company, Inc. He was a Senior Managing Director at Bear Stearns Merchant Banking, LLC, which he joined in July 2000. Previously, Mr. Perkal was a senior partner in the law firm of Kirkland & Ellis LLP where he headed the Washington, D.C. corporate transactional practice, primarily focusing on leveraged buyouts and recapitalizations. Mr. Perkal currently serves as a director of CamelBak Group, LLC; Pet Supplies "Plus"; and Vitamin Shoppe Industries Inc. As a result of these and other professional experiences, Mr. Perkal possesses particular knowledge and experience in legal/regulatory, finance and capital structure matters that strengthens the board of directors' collective qualifications, skills and experience.

        Arthur E. Reiner has served as a director of the Company since 2003. He has served as Chairman of Finlay Enterprises, Inc. and Finlay Fine Jewelry Corporation since 1999. From 1996 to 2009, Mr. Reiner was Chief Executive Officer of Finlay Enterprises. Mr. Reiner joined Finlay in 1995. Finlay Enterprises, Inc. filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in August 2009. Mr. Reiner began his retailing career in 1962 at Bamberger's, then a division of R. H. Macy's, and held various positions with Macy's, including Chairman and Chief Executive Officer of Macy's Northeast and Macy's East until 1995. A graduate of Rutgers University, Mr. Reiner served as Chairman of the Education Foundation of the Fashion Institute of Technology from 1985 to 1995 and was named Executive Vice President in 1995. On March 1, 2011, Mr. Reiner became an independent director and Chairman of the board of directors of Loehmann's Holdings Inc. In considering

Mr. Reiner as a director of the Company, the board reviewed his particular experience in the retail, apparel and other related industries, both at the management and board levels.

Board and Committee Membership

Overview

        The Company is a "controlled company" under New York Stock Exchange rules and therefore is not required to have a majority of independent directors, nor a compensation committee or nomination and governance committee composed entirely of independent directors. A company of which more than 50% of the voting power is held by an individual, a group or another company is considered to be a "controlled company." IPC/NYCG, LLC (formerly BSMB/NYCG, LLC), an affiliate of Irving Place Capital (formerly Bear Stearns Merchant Banking, LLC), has held over 50% of the voting power of the Company since its acquisition of Lerner New York Holding, Inc. and its subsidiaries from Limited Brands, Inc. ("Limited Brands") on November 27, 2002. In addition, the several limited partnerships directly or indirectly controlled by Irving Place Capital have the right to designate a majority of persons to the Company's board of directors pursuant to a stockholders agreement. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for a description of material relationships between Irving Place Capital and the Company.

        The Company's business, property and affairs are managed under the direction of the Company's board of directors. The board of directors has established three committees consisting of an audit committee, a nomination and governance committee, and a compensation committee. Members of the Company's board of directors are kept informed of its business through discussions with the Company's Chief Executive Officer and other officers by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

Board Leadership Structure

        The board of directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the board of directors considers many factors, including the specific needs of the business and what is in the best interests of the Company's stockholders. The Company's current leadership structure is comprised of a non-executive chair of the board of directors, board committees currently led by independent directors, and a Chief Executive Officer. The board of directors does not currently have a formal policy as to whether the roles of chair of the board of directors and Chief Executive Officer should be vested in the same individual or different individuals. The Company is currently led by Gregory J. Scott, who served as the Company's President since June 1, 2010 and, in accordance with the Company's leadership succession plans, was appointed Chief Executive Officer upon Richard P. Crystal's retirement on February 11, 2011. In connection with the succession planning process, the board of directors re-evaluated the combination or separation of the office of the chair of the board of directors and Chief Executive Officer and determined that at this time the separation of the roles of chair of the board of directors and Chief Executive Officer are in the best interest of the Company's stockholders. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Company's day-to-day operations. Grace Nichols was appointed non-executive chair of the Company's board of directors effective February 12, 2011.

The Board's Role in Risk Oversight

        The board of directors has an active role in the oversight of management and the Company's risks. This oversight is conducted primarily through the audit committee, but the full board of directors has retained responsibility for general strategic oversight of risk. The Company's internal audit department performs an annual comprehensive company-wide risk assessment which encompasses a review of all departments and their significant areas of risk, including operational, compliance, and financial risks. This assessment process is designed to gather data regarding the important risks that could impact the Company's ability to achieve its objectives and execute its strategies. The assessment is reviewed by the Company's Chief Financial Officer and is presented to the audit committee of the board of directors to facilitate discussion of high risk areas.

        The compensation committee reviews the Company's compensation policies and practices for all employees in the context of risk management. This assessment includes a review of the mix between short-term and long-term compensation, base salary versus incentive compensation, performance metrics, and the type of equity awards and level of equity holdings. Based upon this review, the compensation committee has determined that the Company's compensation practices are not reasonably likely to have a material adverse effect on the Company.

        The nomination and governance committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board composition, corporate governance policies and practices, ethics and related matters.

Board Meetings

        The board of directors of New York & Company, Inc. is currently comprised of twelve directors, eleven of whom are standing for re-election. During fiscal year 2010, the board of directors met eight times. Each director attended at least 75 percent of the aggregate of all meetings of the board of directors and of all committees on which such person served during fiscal year 2010. Four members of the board of directors attended the Company's Annual Meeting on June 28, 2010. All board members are encouraged to attend the Annual Meeting.

Executive Sessions

        The non-management members of the Company's board of directors hold regularly scheduled executive sessions without management that are chaired by the presiding director. Grace Nichols is the chair of the board of directors and serves as the presiding director of the non-management directors of the Company.

Committee Composition and Board Independence

        The following table shows the members of the Company's board of directors, the composition of the committees, and those directors who the board of directors has affirmatively determined to be independent under the New York Stock Exchange corporate governance standards:

Director	Audit Committee		Compensation Committee		Nomination & Governance Committee(1)		Independent Director
Gregory J. Scott
Bodil M. Arlander			✓				✓
Jill Beraud							✓
Philip M. Carpenter III
David H. Edwab	✓						✓
John D. Howard
Louis Lipschitz	✓	(C)			✓		✓
Edward W. Moneypenny	✓						✓
Grace Nichols(*)			✓		✓	(C)	✓
Michelle Pearlman
Richard L. Perkal
Arthur E. Reiner	✓		✓	(C)	✓		✓

Legend:

(C)—Chair of committee

(*)—Chair of the board of directors and presiding director of the non-management directors

(1)
The Company anticipates that David H. Edwab will serve as an independent director to the nomination and governance committee to replace Louis Lipschitz on the committee and will also serve as its chair effective June 22, 2011.

The Audit Committee

        Under the terms of its charter, the audit committee represents and assists the board of directors with the oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, the performance of the Company's internal audit function, and the preparation of an audit committee report as required by the SEC to be included in the Company's annual proxy statement. The audit committee meets to review the Company's quarterly and annual financial statements, and holds periodic meetings separately with management, the internal auditor, and the independent registered public accounting firm. In fiscal year 2010, the committee met 13 times.

        The board of directors has determined that Mr. Edwab, Mr. Lipschitz and Mr. Moneypenny are "audit committee financial experts" for purposes of the SEC's rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The board of directors has determined that Mr. Edwab, Mr. Lipschitz, Mr. Moneypenny and Mr. Reiner are independent members of the board of directors and the audit committee in accordance with the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3.

        Mr. Lipschitz currently serves on the audit committees of four public companies, including New York & Company. Given that Mr. Lipschitz is retired, the board of directors has determined that his simultaneous service on these other audit committees does not impair Mr. Lipschitz's ability to serve on the Company's audit committee.

 The Compensation Committee

        Under the terms of its charter, the compensation committee is directly responsible for assisting the board of directors in its oversight of compensation for the Company's senior management, compensation for the board of directors, evaluation and succession planning for the Chief Executive Officer and related matters. The committee shall have sole authority to retain and terminate any executive compensation consultants engaged to provide advice to the committee related to its responsibilities, including the sole authority to approve such consultants' fees and other retention terms. The committee shall also have the authority to retain other professional advisors, when necessary or appropriate. In fiscal year 2010, the compensation committee met 21 times.

The Nomination and Governance Committee

        Under the terms of its charter, the nomination and governance committee is responsible for assisting the board of directors in its oversight of board composition, corporate governance policies and practices, ethics and related matters. It also assists the board of directors in fulfilling its responsibilities relating to the Company's compliance procedure for the code of business conduct. In fiscal year 2010, the nomination and governance committee held three meetings.

        The nomination and governance committee periodically reviews the appropriate size of the board of directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board of directors. In evaluating and determining whether to recommend a candidate to the board of directors, the committee reviews the appropriate skills and characteristics required of board members in the context of the background of existing members and in light of the perceived needs for the future development of the Company's business, including issues of diversity and experience in different substantive areas, such as retail operations, marketing, technology, distribution, real estate and finance. Furthermore, although there is no formal policy concerning diversity considerations, the nomination and governance committee does consider diversity with respect to viewpoint, skills and experience in determining the appropriate composition of the board of directors and identifying director nominees. Candidates may come to the attention of the committee from a variety of sources, including current board members, stockholders, management, and search firms. The committee shall have sole authority to retain and terminate any search firm used to identify candidates for the board of directors, including the sole authority to approve such firm's fees and other retention terms. The committee shall also have the authority to retain other professional advisors, when necessary or appropriate. All candidates are reviewed in the same manner regardless of the source of the recommendation. See "STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING" for procedures describing how a stockholder can submit a proposal to the board of directors.

2010 Director Compensation

        During fiscal year 2010, the compensation committee engaged Towers Watson and Hay Group to evaluate the Company's director compensation and non-executive chair compensation, respectively, compared to a peer group of companies. As a result of these evaluations, the board of directors approved a compensation package for the new non-executive chair of the board of directors and a revised compensation package for the other directors. The annual retainer for each director is $40,000 ($150,000 for the non-executive chair of the board of directors) and for each meeting of the board of directors, beyond four quarterly meetings, directors will be paid a fee of $1,500 for attending in person and $500 for attending telephonically. The annual retainer for service as the chair of a committee is as follows: $20,000 for the audit committee; $10,000 for the compensation committee; and $9,000 for the nomination and governance committee. For each committee meeting, directors will be paid a fee of $1,500 for attending in person and $500 for attending telephonically. However, the chair of the audit committee will not be paid a meeting fee for four quarterly meetings of the audit committee; the chair of the compensation committee will not be paid a meeting fee for four quarterly meetings of the compensation committee; and the chair of the nomination and governance committee will not be paid a meeting fee for two bi-annual meetings of the nomination and governance committee. Mr. Carpenter, Mr. Howard and Mr. Perkal did not receive fees or share-based payments for serving as non-independent members of the Company's board of directors. Board members are reimbursed for reasonable travel expenses for in-person attendance at board of directors and committee meetings.

        The following table summarizes the principal components of fiscal year 2010 compensation for the Company's board of directors. The compensation set forth below fully reflects compensation for services performed as a member of the Company's board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bodil M. Arlander	57,500	60,000	—	—	—	—	117,500
David H. Edwab	50,500	60,000	—	—	—	—	110,500
Louis Lipschitz	78,500	60,000	—	—	—	—	138,500
Edward W. Moneypenny	58,500	60,000	—	—	—	—	118,500
Grace Nichols	183,500	150,000	—	—	—	—	333,500
Arthur E. Reiner	73,500	60,000	—	—	—	—	133,500
Pamela Grunder Sheiffer(2)	17,167	—	—	—	—	—	17,167

(1)
On August 18, 2010, each independent director, with the exception of Ms. Nichols, received an award of 28,571 shares of restricted stock which was equal to the fair market value of $60,000 on the grant date. On August 18, 2010 Ms. Nichols received an award of 71,428 shares of restricted stock which was equal to the fair market value of $150,000 on the grant date due to her additional role of serving as the non-executive chair of the board of directors. The restricted stock vests on August 18, 2011. The amounts in the columns represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("ASC 718"), excluding any estimate for forfeitures. The fair value of restricted stock is based on the closing stock price of an unrestricted share of the Company's common stock on the grant date.

(2)
Ms. Sheiffer resigned as a member of the board of directors effective August 20, 2010.

        The following table provides information relating to outstanding equity awards held by the non-management directors at fiscal year end, January 29, 2011.

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Shares of Stock That Have Not Vested (#)
Bodil M. Arlander	—	—	28,571
David H. Edwab	—	—	28,571
Louis Lipschitz	10,000	—	28,571
Edward W. Moneypenny	10,000	—	28,571
Grace Nichols	6,666	3,334	71,428
Arthur E. Reiner	—	—	28,571
Pamela Grunder Sheiffer	—	—	—

CORPORATE GOVERNANCE

Board Committee Charters

        The charters for the Company's audit committee, compensation committee, and nomination and governance committee are available free of charge on the Company's website at http://www.nyandcompany.com.

Corporate Governance Guidelines

        The board of directors of the Company adopted the corporate governance guidelines to assist in the exercise of its responsibilities. The Company's corporate governance guidelines are available free of charge on the Company's website at http://www.nyandcompany.com.

Code of Business Conduct Guidelines

        The Company has code of business conduct guidelines that apply to all Company associates, including its principal executive officer, principal financial officer and principal accounting officer, as well as members of the board of directors. In addition, the Company has a code of conduct for principal executive officers and key financial associates, which is supplemental to the code of business conduct guidelines. The code of business conduct guidelines and the code of conduct for principal executive officers and key financial associates are available free of charge on the Company's website at http://www.nyandcompany.com. Any updates or amendments to these guidelines, and any waiver that applies to a director or executive officer, will also be posted on the website.

Stockholder Communications with the Board of Directors

        Stockholders and other interested parties may contact the board of directors, the presiding director, or the non-management directors as a group (c/o the Chair of the Nomination and Governance Committee) at the following address:

    Board of Directors or
    Chair of the Nomination and Governance Committee
    New York & Company
    450 West 33rd Street
    5th Floor
    New York, NY 10001

        Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company's board of directors using the above address or through the Company's Ethics Hotline. Information about how to contact the board of directors and the Ethics Hotline is also available on the Company's website at http://www.nyandcompany.com.

ITEM 2—Approve Amendments to the Company's Amended and Restated 2006 Long-Term Incentive Plan to, Among Other Matters, Increase the Number of Shares Reserved for Issuance

Introduction

        The Company's board of directors and stockholders approved the 2006 Long-Term Incentive Plan on May 3, 2006, and June 21, 2006, respectively. On June 29, 2009, the Company's stockholders approved the Amended and Restated 2006 Long-Term Incentive Plan (the "2006 Plan") which, among other matters, increased the number of shares reserved for issuance by 2,500,000 shares. Shares that are not currently outstanding or reserved for outstanding performance awards under the 2006 Plan and are available for issuance at April 25, 2011 amounted to 97,460 shares. The compensation committee of the Company's board of directors has determined that it is advisable and in the best interests of the Company and our stockholders that an amendment to the 2006 Plan be adopted to increase the aggregate number of shares of our common stock that may be issued under the 2006 Plan by 4,000,000 shares to a total of 8,668,496 shares and to increase the maximum number of shares which may be used for awards other than stock options or stock appreciation rights from 1,750,000 shares to 3,750,000 shares. Accordingly, the board of directors adopted a resolution proposing such amendments to the 2006 Plan and directed that it be submitted for approval at the 2011 Annual Meeting of Stockholders.

        The compensation committee, in consultation with its independent compensation consultant, is recommending that the Company's stockholders approve an amendment to Section 4.2 Release of Shares of the 2006 Plan in order to clarify which shares of the Company's common stock are available for issuance under the 2006 Plan. The proposed amendment states: shares of the Company's common stock issued upon exercise, vesting or settlement of an award, or shares of the Company's common stock owned by a participant in the 2006 Plan, that are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the exercise price of an award or any taxes required to be withheld in respect of an award, in each case, in accordance with the terms and conditions of the 2006 Plan and any applicable award agreement, shall again become available for other awards under the 2006 Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent all or any portion of an award under the 2006 Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the participant having received any benefit therefrom, the shares covered by such award or portion thereof shall again become available for other awards under the 2006 Plan. For purposes of the foregoing sentence, a participant shall not be deemed to have received any "benefit" in the case of forfeited restricted stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture. Any shares that are available immediately prior to the termination of the 2006 Plan, or any shares of the Company's common stock returned to the Company for any reason subsequent to the termination of the 2006 Plan, may be transferred to a successor plan.

Summary of the Company's Amended and Restated 2006 Long-Term Incentive Plan

        The following summary of the material terms of the 2006 Plan, a copy of which is attached hereto as Annex I, does not purport to be complete and is qualified in its entirety by the terms of the 2006 Plan.

        Purposes of the 2006 Plan.    The purposes of the 2006 Plan are to foster and promote the long-term financial success of the Company and materially increase stockholder value by motivating performance through incentive compensation. The 2006 Plan also is intended to encourage participant ownership in the Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company. In addition, the 2006 Plan provides the ability to make awards linked to the profitability of the Company and increases in stockholder value.

        Term of the 2006 Plan.    The term of the 2006 Plan extends from June 21, 2006 until the tenth anniversary thereof. No additional awards shall be made after the expiration of such term, but outstanding awards shall be administered in accordance with the provisions thereof. The 2006 Plan shall continue in effect until all matters relating to the settlement of awards and administration of the 2006 Plan have been completed.

        Administration of the 2006 Plan.    The 2006 Plan is administered by the compensation committee, but any action that may be taken by the compensation committee may also be taken by the full board of directors of the Company. The compensation committee is composed in accordance with, and governed by, the compensation committee's charter, as approved from time to time by the board of directors and subject to Section 303A.05 of the NYSE Listed Company Manual, and other corporate governance documents of the Company. The compensation committee has the authority to grant awards under the 2006 Plan, to determine the terms and conditions thereof, to interpret the provisions of the 2006 Plan and to make all other determinations which may be necessary or advisable for the administration of the 2006 Plan.

        The compensation committee or the full board of directors may amend, alter, or discontinue the 2006 Plan at any time, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a participant under a granted award without the participant's consent. Any amendments to the 2006 Plan shall require stockholder approval to the extent required by federal or state law or any regulations or rules promulgated thereunder or the rules of the New York Stock Exchange, the national securities exchange on which the Company's common stock is listed.

        Eligibility and Participation.    Eligibility to participate in the 2006 Plan is limited to (i) employees of the Company; (ii) consultants or advisors to the Company or any affiliate; or (iii) non-employee members of the board of directors. Approximately 8,000 employees of the Company, including all executive officers, and the 11 non-management members of the board of directors, are currently eligible to participate in the 2006 Plan.

        Type of Awards under the 2006 Plan.    The 2006 Plan provides that the compensation committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the compensation committee may deem to be necessary or desirable: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) deferred stock; and (v) performance share awards and performance unit awards.

        Number of Authorized Shares.    The total number of shares of common stock reserved and available for distribution pursuant to awards under the 2006 Plan is currently 4,668,496. Of the 4,668,496 shares of common stock reserved, the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 1,750,000 shares. Upon the initial approval of the 2006 Plan by stockholders in 2006, the Amended and Restated 2002 Stock Option Plan ("2002 Plan") immediately ceased to be available for use for the grant of new incentive awards, other than awards granted wholly from shares returned to the 2002 Plan by forfeiture after May 5, 2006. As of April 25, 2011, there were 109,766 shares and 97,460 shares available for issuance under the 2002 Plan and 2006 Plan, respectively. If the amendment to the 2006 Plan to increase the number of authorized shares of common stock by 4,000,000 shares is approved by stockholders, the aggregate number of shares of common stock authorized for issuance under the 2006 Plan will be 8,668,496 shares.

        Stock Options.    Stock options granted under the 2006 Plan are either incentive stock options or nonqualified stock options. The exercise price per share shall not be less than the fair market value per share on the grant date. If a stock option which is intended to qualify as an incentive stock option is granted to an individual who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a parent corporation or any subsidiary corporation, then the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share on the grant date. The option period of each stock option shall be fixed by the compensation committee, but shall not exceed ten years from the date the option is granted for incentive stock options. Stock options shall only be exercisable in whole or in such installments and at such times as established by the compensation committee. The compensation committee may at any time accelerate the exercisability of all or part of any stock option.

        Stock Appreciation Rights.    Stock appreciation rights may be awarded at any time by the compensation committee. The compensation committee has the discretion to determine the exercise price and other terms of stock appreciation rights. The exercise price per share shall not be less than the fair market value per share on the grant date. Upon exercise of a stock appreciation right, a participant shall receive a number of shares of common stock equal in value to the excess of the fair market value per share of common stock over the exercise price per share of the common stock specified in the related stock appreciation right agreement.

        Restricted Stock.    Restricted stock may be awarded at any time by the compensation committee. Restricted stock is stock which cannot be transferred and remains subject to a risk of forfeiture until the applicable vesting conditions are attained. The compensation committee has the discretion to determine the vesting conditions and other terms of restricted stock. Holders of restricted stock shall have all the rights of a stockholder of the Company holding the class of common stock that is the subject of the restricted stock.

        Deferred Stock.    Deferred stock may be awarded at any time by the compensation committee. Deferred stock is a right granted to a participant to receive common stock at the end of a specified deferral period. The compensation committee has the discretion to determine the duration of the deferral period, the conditions under which receipt of the common stock will be deferred and other terms of deferred stock. Holders of deferred stock may elect to further defer receipt of the deferred stock payable under an award, subject to such terms and conditions determined by the compensation committee. Upon the expiration of the deferral period, the compensation committee shall deliver common stock to the participant pursuant to the deferred stock award.

        Performance Awards.    Performance awards may be awarded at any time by the compensation committee. A performance unit and a performance share each consist of the right to receive shares of common stock or cash, as provided in the particular award agreement, upon achievement of certain performance goals. After the applicable period for performance has ended, the compensation committee shall determine the extent to which the established performance goals were achieved. Performance awards cannot be transferred and remain subject to risk of forfeiture until the applicable performance goals have been achieved.

        Change in Control Provisions.    Unless otherwise specifically provided in an award agreement, in the event of a sale of the Company or a registered public offering of equity securities, the compensation committee may provide that the (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; and (iv) deferred stock shall vest immediately and any performance goal or other condition with respect to performance share awards and performance unit awards shall be deemed satisfied for such participants who are employed by the Company at the time of such event. The compensation committee may also, in its discretion, determine that any stock options, stock appreciation rights and restricted stock shall terminate or be cancelled if not exercised as of the date of such event.

 U.S. Federal Income Tax Consequences

        The following is a general description of the federal income tax consequences to the participant and the Company with regard to awards granted under the 2006 Plan under present law. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2006 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws. This discussion does not purport to discuss all tax consequences related to awards under the 2006 Plan.

        Incentive Stock Options.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

        If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        Nonqualified Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2006 Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under the Internal Revenue Code Sections 162(m) and 280G (as described below). Any gain that the optionee recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Stock Appreciation Rights (SARs).    There typically will be no federal income tax consequences to the participant or to the Company upon the grant of a SAR under the 2006 Plan. When the participant exercises a SAR, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the fair market value of a share of common stock on date of grant, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under the Internal Revenue Code Sections 162(m) and 280G (as described below).

        Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below). If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G (as described below). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

        Deferred Stock Awards.    The grant of a deferred stock award under the 2006 Plan generally will not be taxable to the participant, and will not be deductible by the Company at the time of grant. At the time a deferred stock award is settled in shares of common stock, the participant will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally the measure of the income and deduction will be the fair market value of the common stock at the time the deferred stock is settled.

        Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives, or has the right to receive, payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G (as described below).

        Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the 2006 Plan may be subject to the requirements of Section 409A of the Internal Revenue Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option or certain other awards is accelerated because of a change in control, such option or award (or a portion thereof), either alone or together with certain other payments, may constitute non-deductible excess parachute payments under Section 280G of the Internal Revenue Code, which may be subject to a 20% excise tax on participants. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options.

Benefits to Named Executive Officers and Others

        Any future awards granted to eligible participants under the 2006 Plan are subject to the discretion of the committee and, therefore, are not determinable at this time. However, the following table sets forth with respect to each named executive officer and each group listed below, the distribution of awards under the 2006 Plan during fiscal year 2010.

Named executive officers and groups	Stock Options & SARs Granted	Restricted Stock Granted
Gregory J. Scott	750,000	—
Richard P. Crystal	—	—
Sheamus Toal	50,000	75,000
Eran Cohen	450,000	—
Kevin L. Finnegan	50,000	75,000
Leslie Goldmann	50,000	—
All current executive officers as a group	1,450,000	340,000
All current non-employee directors as a group	—	214,283
All current employees, who are not executive officers as a group	627,500	350,000

        The board of directors unanimously recommends a vote FOR the approval of the amendments to the Company's Amended and Restated 2006 Long-Term Incentive Plan to, among other matters, increase the number of shares reserved for issuance.

ITEM 3—Approval of the Company's Incentive Compensation Plan

Introduction

        The Company is asking stockholders to approve the New York & Company, Inc. Incentive Compensation Plan (the "IC Plan") as it is outlined below. The compensation committee of the Company's board of directors approves the key terms of the IC Plan at least annually, and the Company's Board of Directors has approved the compensation committee's recommendation to submit the IC Plan to the stockholders for approval.

Reason for Stockholder Approval

        Section 162(m) of the Internal Revenue Code authorizes tax deductions for certain executive compensation in excess of $1,000,000 only if such compensation is based on performance and the plan under which it is paid is approved by stockholders. If stockholders approve the IC Plan and the Company complies with certain other requirements set forth in Section 162(m), payments to executive officers under the IC Plan will qualify for deduction under Section 162(m). If stockholders do not approve the IC Plan, bonus payments to certain executive officers, or portions of such bonus payments, may not qualify for deduction under Section 162(m), to the extent that certain compensation paid to any such executive officer in any fiscal year exceeds $1,000,000. In that case, the Company may not be able to deduct for tax purposes all compensation paid to the affected executive officers.

Summary of the Company's Incentive Compensation Plan

        Purpose of the IC Plan.    The IC Plan is intended to attract and retain talented individuals primarily at the senior management level and to provide additional financial incentives to such associates to promote the success of the Company and its subsidiaries. However, the Company reserves the right to pay discretionary bonuses or other types of compensation outside of the IC Plan. Incentive compensation payable under the IC Plan is intended to constitute "qualified performance-based compensation" for purposes of Section 162(m).

        Administration.    The IC Plan is administered by the compensation committee, which has the power and authority to construe, interpret and administer the IC Plan and the exclusive right to establish, adjust, pay or decline to pay incentive compensation for each participant. The compensation committee may exercise its discretion to reduce by any amount the incentive compensation payable to any participant, but may not increase the amount payable under any award intended to constitute "qualified performance-based compensation" for purposes of Section 162(m).

        Eligibility.    All executives subject to Section 162(m) will be participants in the IC Plan unless the compensation committee, for any fiscal year, determines otherwise. The Company's senior management team is also eligible to participate in the IC Plan as determined by the compensation committee. In addition, the compensation committee may designate other key employees as eligible to participate in the IC Plan. There are approximately 110 employees that are currently eligible to participate in the IC Plan.

        Plan Awards.    The compensation committee is authorized to establish performance goals with respect to each bonus period. Performance goals for a bonus period and amounts payable on the extent to which the goals are achieved or exceeded will be established by the compensation committee prior to or within specified times following commencement of a bonus period. The compensation committee will determine what represents a bonus period and the allocation of target bonuses, if applicable, between bonus periods. Currently, the Company has three defined bonus periods. The three bonus periods are the spring selling season, fall selling season and full fiscal year, or any other period as determined by the compensation committee. Target spring, fall and full fiscal year bonus levels are established for each participant in the program (as a percentage of base salary), with a target bonus attained if the Company achieves the target operating income level approved by the compensation committee. Target bonuses in the upcoming fiscal year will be allocated between spring, fall and full year bonus periods at 25%, 25% and 50%, respectively. The target bonuses are set based on each executive's scope of responsibility and impact on the performance of the Company. Each fiscal year the compensation committee approves minimum, target and maximum operating income levels, or any other performance metric deemed by the compensation committee to provide participants with the incentive to drive increases in net sales and gross margin, to control expenses and to increase stockholder value. If the operating income achieved falls below the minimum threshold, no incentive compensation is paid. If the operating income achieved is between the minimum threshold and the target, participants can earn between 20% and 100% of their target bonus. If the operating income achieved is between the target and the maximum goals, participants can earn between 100% and 200% of their target bonus.

        Payment of Incentive Compensation.    The selection of participants to whom incentive compensation may be paid and the amount of the incentive compensation actually paid to a participant for a bonus period will be determined by the compensation committee, in its sole discretion. Incentive compensation will generally be paid in cash; however, the compensation committee may in its discretion grant equity-based awards under any of the Company's existing equity incentive plans, and on such terms as are determined by the compensation committee. Earned bonus amounts are generally paid within two months following the end of the Company's spring season and fall season, respectively; provided, however, that the compensation committee may establish procedures that allow for the payment of bonuses on a deferred basis. Bonuses will be paid only when the compensation committee certifies that the relevant performance criteria established for the respective bonus periods have been met. For purposes of any award under the IC Plan intended to constitute "qualified performance-based compensation" for purposes of Section 162(m), the maximum value of any payment in respect of such award to any participant in the IC Plan for any 12-month period will be $3,000,000.

        During fiscal year 2010, the compensation committee recommended, and the board of directors approved, a Management Stock Purchase Plan ("MSPP"). The purpose of the MSPP is to encourage the Company's senior management to have more ownership of the Company's stock, aligning senior management's interests with shareholders' interests, while increasing retention of key employees. The

MSPP works in tandem with the Company's IC Plan which, subject to stockholder approval of the IC Plan, will be effective for the Company's spring 2011 bonus period. The MSPP provides senior management with the opportunity to defer up to 25% of their bonus earned under the IC Plan each fiscal year in exchange for a grant of vested deferred stock units under the Company's Amended and Restated 2006 Long-Term Incentive Plan. The minimum deferral period is for three years. The Company will match, dollar-for-dollar, the amount of incentive compensation deferred with an additional grant of unvested deferred stock units. The matching unvested deferred stock units granted by the Company cliff vest on the third anniversary of the grant date, subject to continued employment with the Company.

        Amendment and Termination.    The compensation committee may at any time suspend or terminate the IC Plan and may amend it from time to time in such respects as the compensation committee may deem advisable.

Benefits to Named Executive Officers and Others

        Since payments under the IC Plan are determined by comparing actual performance to the performance goals established by the compensation committee, it is not possible to determine the amount of incentives that will be paid under the IC Plan if the IC Plan is approved by our stockholders. However, the amount of incentive compensation earned by the named executive officers and each group listed below during fiscal year 2010 under the IC Plan is as follows:

Named executive officers and groups	Incentive Compensation Earned for Fiscal Year 2010
Gregory J. Scott	$660,000
Richard P. Crystal	$915,750
Sheamus Toal	$182,250
Eran Cohen	$324,000
Kevin L. Finnegan	$270,000
Leslie Goldmann	$—
All current executive officers as a group	$2,597,400
All current non-employee directors as a group	$—
All current employees, who are not executive officers as a group	$3,660,642

Board Recommendation

        The board of directors unanimously recommends a vote FOR the approval of the Company's Incentive Compensation Plan.

ITEM 4—Ratification of Independent Registered Public Accounting Firm

        The board of directors, upon the recommendation of its audit committee, has ratified the selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2011, subject to ratification by the Company's stockholders.

        Representatives of Ernst & Young LLP are expected to be present at the Meeting and available to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

        The Company is asking its stockholders to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. Although ratification is not required by the Company's by-laws or otherwise, the board of directors is submitting the selection of Ernst & Young LLP to the Company's stockholders for ratification because the Company values its stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that the Company's stockholders fail to ratify the selection, it will be considered as a direction to the board of directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the board of directors, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The board of directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011.

 Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for fiscal year 2010 and fiscal year 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal Year 2010	Fiscal Year 2009
Audit fees(1)	$600,000	$840,900
Audit-related fees	—	—
Tax fees	186,000	—
All other fees	2,172	2,162

Total	$788,172	$843,062

(1)
Audit fees consist of audit work performed in connection with the annual financial statements and the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of unaudited quarterly financial statements, and work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters and review of documents filed with the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval:

          1.     Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards;

          2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements;

          3.     Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting; and

          4.     All Other services are those services not captured in the audit, audit-related or tax categories. Other than the use of certain software for research purposes, the Company generally does not request such services from the independent registered public accounting firm.

        The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

Audit Committee Report

        The role of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company, including its internal control over financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, reviewing the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

        During fiscal year 2010, the audit committee met and held discussions with management and the independent registered public accounting firm and independently as a committee, which fulfills its responsibilities pursuant to the Company's audit committee charter. Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements as of and for the year ended January 29, 2011 with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the audit committee reviewed and discussed with management and the Company's independent registered public accounting firm both management's annual report on internal control over financial reporting and the report of the independent registered public accounting firm thereto. The audit committee discussed with the independent registered public accounting firm all matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the audit committee has discussed with the independent registered public accounting firm the auditor's independence from the Company and its management, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the audit committee concerning independence. The audit committee also has considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with the auditor's independence. The audit committee has concluded that the independent registered public accounting firm, Ernst & Young LLP, is independent from the Company and its management.

        The audit committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its integrated audit of the Company's financial statements and internal control over financial reporting. In addition, the audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 29, 2011, for filing with the Securities and Exchange Commission. The audit committee has selected, and the board of directors has ratified as the Company's independent registered public accounting firm, Ernst & Young LLP.

Louis Lipschitz (Chair)
David H. Edwab
Edward W. Moneypenny
Arthur E. Reiner

ITEM 5—To Hold an Advisory Vote on Executive Compensation

        The SEC adopted final rules on January 26, 2011 to implement Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Final Rules") requiring public companies to provide stockholders with periodic advisory votes on executive compensation ("Say-on-Pay Proposal").

        Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is seeking an advisory vote from its stockholders to approve the Company's named executive officer compensation, as set forth below. The Company and the board of directors welcome stockholders' views on this subject, and will carefully consider the outcome of this vote consistent with the best interests of all stockholders. As an advisory vote, however, the outcome is not binding on the Company or the board of directors.

        As described in the "Compensation Discussion and Analysis" section of this Proxy Statement, the Company's executive compensation program is designed to motivate, reward, attract, and retain the management deemed essential to the success of the Company and to support its objective to maximize shareholder value and grow the Company, both in the short-term and the long-term. The Company also seeks to reward executives through performance-based compensation based on the achievement of specific goals. Please read the "Compensation Discussion and Analysis" section of this Proxy Statement for additional details about the Company's executive compensation programs, including information about the compensation of the Company's named executive officers for fiscal year 2010. Specifically, the Company is seeking a vote on the following resolution:

        RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis," compensation tables and narrative discussion is hereby APPROVED.

        The board of directors unanimously recommends a vote FOR the resolution above to approve executive compensation.

ITEM 6—To Hold an Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

        The SEC also adopted Final Rules requiring companies to hold an advisory vote on the frequency of Say-on-Pay Proposals ("Frequency Proposal").

        The Company is presenting this Frequency Proposal, which gives stockholders the opportunity to inform the Company as to how often they wish the Company to include a Say-on-Pay Proposal, similar to Item 5, in the Company's proxy statement. While the vote on the Frequency Proposal is advisory in nature and therefore will not bind the Company to adopt any particular frequency, the Company's board of directors intends to carefully consider the stockholder vote resulting from the proposal in determining how frequently the Company will hold Say-on-Pay Proposals.

        Please note that stockholders have the choice to vote for one of the following choices, as indicated on the proxy card: (i) to hold the advisory vote on executive compensation every year, (ii) every other year, (iii) every third year, or (iv) to abstain from voting.

        In connection with the Frequency Proposal, the board of directors has considered the value of stockholder input, the Company's long-term goals, the executive compensation structure based on long-term performance of the Company, and the time necessary to implement and evaluate effective changes in compensation structure. The board of directors believes an advisory vote every three years will provide an effective way to obtain information on stockholder sentiment about the Company's executive compensation program by allowing adequate time for the Company to respond to stockholders' feedback and engage with stockholders to understand and respond to the vote results.

The board of directors unanimously recommends a vote for the option of "3 Years."

 EXECUTIVE OFFICERS

        The following table sets forth the name, age and principal position of each of the Company's executive officers:

Name	Age	Position
Gregory J. Scott	48	Chief Executive Officer and Director
Sheamus Toal	41	Executive Vice President, Chief Financial Officer
Eran Cohen	49	Executive Vice President, Chief Marketing Officer
Kevin L. Finnegan	58	Executive Vice President, Global Sales
Michele Parsons	48	Executive Vice President, Merchandising
Sandra Brooslin Viviano	55	Executive Vice President, Human Resources

        See the table under "Nominees for Director" for the past business experience of Gregory J. Scott.

        Sheamus Toal was named Executive Vice President, Chief Financial Officer in October 2008. Mr. Toal previously served as Executive Vice President, Chief Accounting Officer of the Company since

April 2008 and had served as the Company's Senior Vice President, Chief Accounting Officer since 2007. Mr. Toal has also served as the Company's Vice President, Controller and Treasurer and has been designated as its Principal Accounting Officer since 2004. Prior to his employment with the Company, Mr. Toal was Vice President and Controller of Footstar, Inc. (a specialty retailer) from 2002 to 2004 and was its Controller from 2001 to 2002. Prior to that, Mr. Toal served in a variety of senior financial management positions with Standard Motor Products, Inc. from 1997 to 2001. Mr. Toal began his career with KPMG LLP where he served in various roles, including a management level position within KPMG's Manufacturing, Retail and Distribution Group. Mr. Toal holds a B.S. in Accounting from St. John's University. Mr. Toal is a Certified Public Accountant in the state of New York.

        Eran Cohen was named Executive Vice President, Chief Marketing Officer in October 2010. Most recently, Mr. Cohen served as Senior Vice President—Chief Marketing Officer of Payless ShoeSource Division since March 26, 2006. Prior to that he served as Division Senior Vice President—Marketing from May 2005 to March 25, 2006. He joined Payless ShoeSource in September 2003 as VP Brand Marketing and later assumed the role of VP Creative. Prior to Payless, Mr. Cohen worked at Gap Inc. as Senior Director of Adult Global Marketing from 2001 to 2003. While at Gap, he was responsible for brand management for all adult marketing efforts. From 1996 to 2001, Mr. Cohen served in various positions within the Old Navy Corporation, including Senior Director of In-Store Marketing, DMM-Women's Division, DMM-Non-Apparel Division, and Merchandise Manager of Footwear. From 1987 to 1996, he worked at Esprit de Corp. in a number of positions each with increased responsibility, including President of the Footwear and Accessories Division—Asia. Mr. Cohen studied at the Colorado School of Mines and pursued a bachelor's degree in geological engineering and mineral economics.

        Kevin L. Finnegan was named Executive Vice President, Global Sales in April 2009, after holding the position of Executive Vice President, National Sales & Global Business Leader since June 2008. Mr. Finnegan joined New York & Company, Inc. in 2001 as Executive Vice President, National Sales Leader. Prior to that, Mr. Finnegan was employed with the Gap, Inc. for 10 years and also worked at Saks, Inc. Mr. Finnegan is a graduate of Fordham University.

        Michele Parsons was named Executive Vice President, Merchandising in January 2011. Ms. Parsons joins New York & Company from Coach, where she was Vice President Merchandising Retail North America (2007—December '10). There, she was responsible for leading the Merchandising teams of both the Full Price and Factory Retail Businesses. Prior to Coach, Ms. Parsons was President and Chief Merchandising Officer of Liz Claiborne Apparel (1990 - 1992; 2006 - 2007). She also held Senior Merchandising roles with Tommy Hilfiger (2004 - 2006) and J. Crew Group (1995 - 2002; 2003 - 2004). Earlier in her career, Ms. Parsons held various Merchandising positions with Victoria Secret (2002 - 2003), a division of Limited Brands, and Ann Taylor (1985 - 1988; 1992 - 1995). Ms. Parsons is a strategic Merchandising Executive with 25 years of experience in multi channel Retail Business. She has a proven track record of building brands through new and innovative Merchandising Strategies. Ms. Parsons holds a B.A. from Smith College.

        Sandra Brooslin Viviano was named Executive Vice President, Human Resources in 2003 and had served as Vice President, Human Resources since 2002. Previously, Ms. Brooslin Viviano was the Director of Human Resources for Victoria's Secret Direct, LLC's Executive Office and spent 10 years in human resources and merchandising positions with Victoria's Secret Direct, LLC and Victoria's Secret Stores, Inc. She began her career in retailing with Casual Corner Group. Ms. Brooslin Viviano has more than 25 years of specialty retailing experience and holds a B.A. from the University of Massachusetts.

  Mr. Crystal's Retirement and Succession Plan

        On February 1, 2011, the Company announced the promotion of Gregory J. Scott, President, to the role of Chief Executive Officer effective February 12, 2011 upon the retirement of Richard P. Crystal as the Company's Chairman and Chief Executive Officer.

        Mr. Crystal had served as President and Chief Executive Officer since 1996 and became Chairman in 2004, retiring from the Company in February 2011. Previously, Mr. Crystal had a 20 year career at R.H. Macy/Federated, including a variety of senior management positions, culminating in his serving as Chairman and Chief Executive Officer, Product Development and Specialty Retail (Aéropostale, Inc.). Mr. Crystal began his career in retailing at Stern's. He has over 30 years of experience in the retail industry more than 20 of which are in specialty retail. Mr. Crystal holds a B.A. in history from New York University. He currently serves on the board of directors of the publicly-traded company Finish Line, Inc.

SECURITIES OWNERSHIP OF OFFICERS, DIRECTORS AND OWNERS OF 5%
OR MORE OF THE COMPANY'S COMMON STOCK

        The following table sets forth information known to the Company with respect to the beneficial ownership of its common stock as of April 25, 2011. The table reflects the beneficial ownership by (i) each stockholder known by the Company to own beneficially more than 5% of its common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of its directors, and (iv) all of its directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Such rules provide that in calculating the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 25, 2011 are deemed to be outstanding.

Name of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class(1)
Gregory J. Scott	277,716	(2)	*
Richard P. Crystal	1,348,716	(3)	2.18%
Sheamus Toal	140,500	(4)	*
Eran Cohen	—		*
Kevin L. Finnegan	248,172	(5)	*
Leslie Goldmann	5,524	(6)	*
Bodil M. Arlander	35,571	(7)	*
Jill Beraud	—	(8)	*
Philip M. Carpenter III	—	(9)	*
David H. Edwab	114,924	(10)	*
John D. Howard	31,618,972	(11)	51.05%
Louis Lipschitz	53,071	(12)	*
Edward W. Moneypenny	52,571	(13)	*
Grace Nichols	113,428	(14)	*
Michelle Pearlman	—	(15)	*
Richard L. Perkal	—	(16)	*
Arthur E. Reiner	110,000	(17)	*
IPC/NYCG LLC	31,618,972	(11)	51.05%
All directors and executive officers as a group (19 persons)	34,481,965		55.51%

*
Less than 1%.

(1)
Information as to the percentage of shares beneficially owned is calculated based on 61,938,691 shares of common stock outstanding on April 25, 2011. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to the Company's knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise noted, the address of each beneficial owner is 450 W. 33rd Street, 5th Floor, New York, NY 10001.

(2)
Gregory J. Scott:    Includes 200,000 shares of restricted stock and 77,716 shares of common stock issuable upon the exercise of SARs, which is equal to 187,500 SARs multiplied by the difference between the closing price of the Company's common stock on April 25, 2011 and the exercise price divided by the closing price of the Company's common stock on April 25, 2011.

(3)
Richard P. Crystal:    Includes 1,314,966 shares of common stock and 33,750 shares of common stock issuable upon exercise of options. Does not include 59,068 shares beneficially owned by the Lara Crystal 2004 Trust; 59,068 shares beneficially owned by the Jessica Crystal 2004 Trust; 89,068 shares beneficially owned by the Meredith Cohen 2008 Trust; or 89,068 shares beneficially owned by the Ian Crystal 2004 Trust. Mr. Crystal disclaims beneficial ownership of such shares.

(4)
Sheamus Toal:    Includes 90,500 shares of restricted stock and 50,000 shares of common stock issuable upon exercise of options.

(5)
Kevin L. Finnegan:    Includes 133,172 shares of common stock, 85,000 shares of restricted stock, and 30,000 shares of common stock issuable upon exercise of options.

(6)
Leslie Goldmann:    Includes 5,524 shares of common stock.

(7)
Bodil M. Arlander:    Includes 7,000 shares of common stock and 28,571 shares of restricted stock.

(8)
Jill Beraud:    Ms. Beraud is employed by PepsiCo Americas Beverages. Her address is 700 Anderson Hill Road, Purchase, NY 10577.

(9)
Philip M. Carpenter III:    Mr. Carpenter is employed by Irving Place Capital. His address is 277 Park Avenue, 39th Floor, New York, NY 10172.

(10)
David H. Edwab:    Includes 86,353 shares of common stock and 28,571 shares of restricted stock.

(11)
John D. Howard:    John D. Howard is employed by Irving Place Capital. Mr. Howard, by virtue of his status as the sole member of JDH Management, LLC and Irving Place Capital may be deemed to share beneficial ownership of shares owned of record by Irving Place Capital and IPC/NYCG LLC. Mr. Howard and Irving Place Capital share investment and voting power with respect to shares owned by Irving Place Capital and IPC/NYCG LLC, but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. IPC/NYCG LLC is an affiliate of, and is controlled by, Irving Place Capital. Irving Place Capital has the right to designate a majority of persons to the Company's board of directors pursuant to a stockholders agreement. IPC/NYCG LLC acquired its shares of common stock for resale in the original acquisition transaction with Limited Brands on November 27, 2002. The business address for Mr. Howard and each of the entities identified in this footnote is 277 Park Avenue, 39th Floor, New York, NY 10172.

(12)
Louis Lipschitz:    Includes 14,500 shares of common stock, 28,571 shares of restricted stock, and 10,000 shares of common stock issuable upon exercise of options.

(13)
Edward W. Moneypenny:    Includes 14,000 shares of common stock, 28,571 shares of restricted stock, and 10,000 shares of common stock issuable upon exercise of options.

(14)
Grace Nichols:    Includes 32,000 shares of common stock, 71,428 shares of restricted stock, and 10,000 shares of common stock issuable upon exercise of options.

(15)
Michelle Pearlman:    Ms. Pearlman is a strategic advisor to Irving Place Capital. Her address is 277 Park Avenue, 39th Floor, New York, NY 10172.

(16)
Richard L. Perkal:    Mr. Perkal is employed by Irving Place Capital. His address is 277 Park Avenue, 39th Floor, New York, NY 10172.

(17)
Arthur E. Reiner:    Includes 71,429 shares of common stock and 28,571 shares of restricted stock. Also includes 500 shares held in the Arthur Reiner Revocable Trust, 4,750 shares held in the Deborah Reiner 2003 Trust, and 4,750 shares held in the Melissa Greener 2003 Trust. Mr. Reiner disclaims beneficial ownership of the shares owned by the respective trusts, except to the extent of his pecuniary interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the New York & Company outstanding common stock, to file with the SEC an initial report of ownership and report changes in ownership of common stock. Based on the Company's records and other information, the Company believes that during the fiscal year ended January 29, 2011 the Company's directors and executive officers met all applicable filing requirements.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed with management the disclosures contained in the "Compensation Discussion and Analysis" section of this Proxy Statement. Based upon this review and its discussions, the compensation committee has recommended to the Company's board of directors that the "Compensation Discussion and Analysis" section be included in the Company's 2011 Proxy Statement.

Arthur E. Reiner (Chair)
Bodil M. Arlander
Grace Nichols

EXECUTIVE COMPENSATION

        The purpose of the "EXECUTIVE COMPENSATION" section of this Proxy Statement is to present clear and concise disclosure of all plan and non-plan compensation awarded to, earned by, or paid to the "named executive officers," defined as: (i) the Company's Chief Executive Officer during fiscal year 2010; (ii) the Company's Chief Financial Officer during fiscal year 2010; (iii) the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers as of January 29, 2011, the end of fiscal year 2010; and (iv) up to two additional individuals whom would have been one of the three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer, but were not serving as an executive officer at January 29, 2011.

        As previously disclosed, Mr. Scott was appointed President of the Company effective June 1, 2010 as part of the board of directors' leadership succession planning for Mr. Crystal's retirement as Chairman and Chief Executive Officer of the Company on February 11, 2011. Mr. Scott was appointed Chief Executive Officer of the Company on February 12, 2011. Therefore, the named executive officers of the Company as of January 29, 2011 are Mr. Scott, Mr. Crystal, Mr. Toal, Mr. Cohen, Mr. Finnegan and Ms. Goldmann.

Compensation Discussion and Analysis

Executive Summary of Fiscal Year 2010 Compensation

        During fiscal year 2010, under the direction of the compensation committee (the "committee"), the following key decisions related to executive compensation were made:

  •
  Peer Group Review.    With the assistance of the committee's independent consultant, Hay Group, the committee reviewed the peer group used for compensation benchmarking to ensure it is comprised of an appropriate comparator group of fashion retailers.

  •
  Base Salary.    The committee approved modest salary increases for only certain executive officers during fiscal year 2010 in connection with their annual performance reviews, in order to motivate and retain the executives.

  •
  Incentive Compensation.    Due to the Company's operating results, executive officers did not earn any bonuses under the Company's Incentive Compensation Plan (the "IC Plan") for spring 2010 or full year 2010. However, for fall 2010, bonuses were paid out as a result of the greater than anticipated increase in net sales and improved margins.

  •
  Share-based Awards.    During fiscal year 2010, the committee approved grants of SARs and restricted stock to executive officers. The SARs, which are similar to stock options, will only provide value to executives if the stock price appreciates over the expected term of the award.

  •
  Benefits & Perquisites.    Benefits provided to executive officers are generally consistent with what the Company offers all of its employees. The Company offers limited perquisites for its executive officers.

Compensation Philosophy

        The executive compensation program of the Company has been designed to motivate, reward, attract, and retain the management deemed essential to the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy, and financial performance. In applying these principles, the Company seeks to:

  •
  Reward executives for the enhancement of stockholder value;

  •
  Support an environment that rewards performance with respect to Company goals, as well as Company performance relative to industry competitors;

  •
  Integrate incentive compensation programs with the short-term and long-term strategic plans of the Company;

  •
  Attract and retain key executives critical to the long-term success of the Company; and

  •
  Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of stock.

Establishing Compensation

        The board of directors has delegated authority to its compensation committee with respect to the Company's overall compensation policy for senior management, including authority to establish the annual salary and incentive compensation targets, including cash bonuses and share-based awards, for the Chief Executive Officer and the Chief Financial Officer, and to approve the compensation structure for the other executive officers of the Company based upon their review of the Chief Executive Officer's recommendations.

        Twice each year, the Chief Executive Officer evaluates the performance of the other executive officers against their established goals and objectives. Annually, the Chief Executive Officer uses the results of these evaluations to determine the compensation package for the Executive Vice President of Human Resources to be recommended for approval by the committee and, in partnership with the Executive Vice President of Human Resources, to determine compensation packages for the other executive officers to be recommended for approval by the committee. The committee meets in executive session annually, typically in March, to evaluate the recommended compensation for the executive officers, and to establish their base salaries, cash incentive compensation, and share-based incentive compensation to be effective in the first fiscal quarter of the current year. The Chief Executive Officer and/or Executive Vice President of Human Resources may request a meeting with the committee at an interim date to review the compensation package of an executive officer in the event of unforeseen organizational or responsibility changes, retention risks or new hires that occur during the year.

        In determining compensation components and levels, the committee considers the scope of the executive's responsibility; the Company's overall performance; the executive's overall performance and future potential; the cash, equity and total compensation paid by competitors to employees in comparable positions; and the executive's past earnings and earning potential resulting from previously acquired common stock and share-based incentives.

Compensation Benchmarking and Consultants

        The committee believes that information regarding pay practices at other companies is useful in two respects. First, the committee recognizes that its compensation practices must be competitive in the marketplace in order to attract and retain executives. Second, this marketplace information, among the other aforementioned factors, is considered by the committee to assess the reasonableness of compensation.

        The committee engaged Hay Group for consultation services to assist in the review of the Company's compensation practices and programs during fiscal year 2010. Hay Group provided the committee with survey benchmarks and peer group benchmarks, where available, for annual cash compensation and share-based compensation paid to executive officers and directors. In addition, Hay Group provided an overview of 2010 executive officer compensation trends in the retail industry and among a peer group of companies. The survey benchmarks were selected from Hay Group's proprietary Retail Survey.

        The Company supplements the survey benchmarks with peer group benchmarks, where available. The peer companies selected generally meet one or more of the following criteria: apparel retailers that compete for the Company's talent, have similarly located stores, are multi-state operations, are similar in size with revenues ranging from approximately one-half of to two times the Company's revenues, and/or have the same or similar customer bases. While the Company strives to maintain consistency in the peer group to enhance credibility of the comparisons, the composition of the group is reviewed annually to ensure that changes in the competitive landscape and the peers' businesses are considered. The peer group companies used in this year's review were:

• Aéropostale, Inc.	• Destination Maternity Corporation
• American Eagle Outfitters, Inc.	• Ascena Retail Group, Inc. (formerly The Dress Barn, Inc.)
• Ann Taylor Stores Corporation	• Guess?, Inc.
• The Cato Corporation	• The Gymboree Corporation
• Charming Shoppes, Inc.	• J. Crew Group, Inc.
• Chico's FAS, Inc.	• Jos. A Bank Clothiers, Inc.
• The Children's Place Retail Stores, Inc.	• The Men's Wearhouse, Inc.
• Christopher & Banks Corporation	• The Talbots, Inc.
• Coldwater Creek, Inc.

        The Company uses this information and the information regarding compensation practices at other companies to assist in determining an overall compensation level, including mix of compensation types, that it deems competitive and appropriate. The Company generally targets cash compensation for executive officers, including base salary and cash incentive compensation, to be at approximately the 50th percentile of total cash compensation of their peers. This percentile varies among executive officers and may be above or below the target depending on the factors discussed above regarding the determination of compensation components and compensation levels for executive officers, as well as to ensure the retention of key executives in the highly competitive retail market.

Chief Executive Officer

        Mr. Scott was appointed President of the Company on June 1, 2010, with the intent for him to succeed Mr. Crystal as the Company's Chief Executive Officer within one year. The committee determined Mr. Scott's compensation package based on the leadership succession plan, the competitive retail environment and benchmark information for both President and Chief Executive Officer positions from the peer group companies listed above.

Compensation Components

        The Company's executive officer compensation includes both short-term and long-term components. Short-term compensation consists of an executive officer's annual base salary and annual cash incentive compensation. Long-term compensation may include grants of stock options, restricted stock, stock appreciation rights or other share-based incentives and cash incentive compensation established by the Company, as determined by the board of directors. The components of executive compensation are explained in more detail below:

        Annual Base Salary.    The committee determines base salaries for executives and periodically reviews the base salaries of its executive officers and approves adjustments, as appropriate, based on the factors discussed above. For the amount of base salary earned by each named executive officer during fiscal year 2010, refer to the "Summary Compensation Table" in this Proxy Statement.

        Incentive Compensation Plan.    The Company's IC Plan provides its senior management with bonuses linked to the seasonal financial results of the business. Compensation earned under the IC Plan will generally be paid in cash; however, the committee may in its discretion grant equity based awards under any of the Company's existing equity incentive plans, and on such terms as are determined by the committee. Target spring, fall and full year bonus levels are established for each executive participating in the program (as a percentage of base salary) with a target bonus attained if the Company achieves the target operating income goal approved by the committee. Target bonuses in fiscal year 2010 were allocated between spring, fall and full year bonus periods at 35%, 45% and 20%, respectively. The target bonuses are set based on each executive's scope of responsibility and impact on the performance of the Company. Each fiscal year the committee approves minimum, target and maximum operating income goals that provide executives with the incentive to drive increases in net sales and gross margin, to control expenses and increase stockholder value. If operating income falls below the minimum threshold, no incentive compensation is paid. If the operating income achieved is between the minimum threshold and the target goal, executives can earn between 20% and 100% of their target bonus. If the operating income achieved is between the target and the maximum goals, executives can earn between 100% and 200% of their target bonus.

        When considering what the minimum, target and maximum operating income (loss) goals should be for fiscal year 2010, the committee considered the Company's fiscal year 2009 actual operating results, the continued uncertainty in the macroeconomic environment and its effect on consumers' spending on the Company's merchandise, and the Company's strategies for improving operating results in the future and the planned timing of the execution of such strategies.

        For fiscal year 2010, the committee approved the following minimum, target and maximum operating income (loss) goals:

(Amounts in thousands)	Minimum	Target	Maximum
Spring 2010	$(8,000)	$0	$5,000
Fall 2010	$(4,000)	$0	$5,000
Full Year 2010	$(12,000)	$0	$10,000

        For fiscal year 2010, the Company's actual operating income (loss) achieved is as follows:

(Amounts in thousands)	Operating (loss) income
Spring 2010	$(74,715)
Fall 2010	$8,336
Full Year 2010	$(66,379)

        Based upon the actual operating income (loss) levels achieved and the operating income (loss) goals, Mr. Crystal, Mr. Toal, Mr. Cohen, Mr. Finnegan and Ms. Goldmann did not earn any bonuses under the Company's IC Plan for spring 2010 or full year 2010. Mr. Scott did not earn a bonus for spring 2010; however, in connection with Mr. Scott's recruitment as President of the Company, his fall 2010, full year 2010 and spring 2011 bonuses under the Company's IC Plan were guaranteed by the Company to be no less than 100% of his target bonus for each respective bonus period. As a result of an improved merchandise assortment, and tightened control over inventory levels and costs throughout the fall 2010 season, the Company experienced a greater than anticipated increase in net sales and improved margins, as compared to the fall 2009 season, and the named executive officers earned 200% of their target bonuses for the fall 2010 season. The bonuses earned by each of the named executive officers during fiscal year 2010 under the Company's IC Plan are as follows:

	Spring 2010	Fall 2010	Full Year 2010
Gregory J. Scott	$—	$540,000	$120,000
Richard P. Crystal	$—	$915,750	$—
Sheamus Toal	$—	$182,250	$—
Eran Cohen	$—	$324,000	$—
Kevin L. Finnegan	$—	$270,000	$—
Leslie Goldmann	$—	$—	$—

        In November 2010, the IC Plan's target bonuses for fiscal year 2011 were reallocated between the spring, fall and full year bonus periods at 25%, 25% and 50%, respectively. The committee changed the allocation to become more focused on the Company's annual operating results, which the committee believes is more aligned with shareholders' interests.

        During fiscal year 2010, the committee recommended, and the board of directors approved, a Management Stock Purchase Plan ("MSPP"). The purpose of the MSPP is to encourage the Company's senior management to have more ownership of the Company's stock, aligning senior management's interests with shareholders' interests, while increasing retention of key employees. The MSPP works in tandem with the Company's IC Plan which, subject to stockholder approval of the IC Plan, will be effective for the Company's spring 2011 bonus period. The MSPP provides senior management with the opportunity to defer up to 25% of their bonus earned under the IC Plan each fiscal year in exchange for a grant of vested deferred stock units under the Company's Amended and Restated 2006 Long-Term Incentive Plan. The minimum deferral period is for three years. The Company will match, dollar-for-dollar, the amount of incentive compensation deferred with an additional grant of unvested deferred stock units. The matching unvested deferred stock units granted by the Company cliff vest on the third anniversary of the grant date, subject to continued employment with the Company. Each of Mr. Scott, Mr. Toal, Mr. Cohen and Mr. Finnegan elected to defer 25% of their bonus earned under the IC Plan in fiscal year 2011.

        Share-based Payment Awards.    The Company's board of directors and stockholders approved the 2006 Long-Term Incentive Plan on May 3, 2006, and June 21, 2006, respectively. On June 29, 2009, the Company's stockholders approved an amendment to the 2006 Long-Term Incentive Plan, which among other matters, increased the number of shares reserved for issuance by 2,500,000 shares. The aggregate number of shares of the Company's common stock that may now be issued under the

New York & Company, Inc. Amended and Restated 2006 Long-Term Incentive Plan (the "2006 Plan") is 4,668,496 shares, and the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 1,750,000 shares. The 2006 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, deferred stock and performance awards. These shares may be in whole or in part authorized and unissued or held by the Company as treasury shares.

        The Company's board of directors and stockholders approved the adoption of the 2002 Stock Option Plan on November 27, 2002 and approved the Amended and Restated 2002 Stock Option Plan (the "2002 Plan") to become effective on October 13, 2004. The 2002 Plan provides for the grant of either incentive stock options or non-qualified stock options. The shares to be issued upon the exercise of the options may be in whole or in part authorized and unissued shares or held by the Company as treasury shares. Upon stockholder approval of the 2006 Plan, the 2002 Plan ceased to be available for the grants of new incentive awards, other than awards granted wholly from shares returned to the 2002 Plan by forfeiture or expiration after May 5, 2006; all other new incentive awards are to be granted under the 2006 Plan. As of April 25, 2011, there were options to purchase 1,018,391 shares of the Company's common stock that have been or will be subject to forfeiture or expiration under the 2002 Plan and therefore will be potentially available for issuance under the 2002 Plan. Of these options, 622,000 were exercisable as of April 25, 2011.

        The principal purpose of both the 2002 Plan and the 2006 Plan (together, referred to herein as the "Plans") is to promote the long-term growth and profitability of the Company and its subsidiaries by (a) providing executive officers, as well as other key employees, non-employee directors of the Company, and consultants to the Company with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (b) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Certain awards under both Plans may be conditioned on the Company achieving certain performance goals that are based on one or more performance measures including, among others: revenue growth, earnings per share, EBITDA, operating income, net income, return on equity, return on invested capital and return on net assets. The committee will determine the conditions at the time of the grant.

        The grant date for all share-based awards the Company issues is a date on or after the date the committee approves the terms of the award and, in the case of a new hire, on or after the new hire start date. The exercise price, if applicable, for all share-based awards is equal to the Company's closing stock price listed on the NYSE on their respective grant dates.

        During fiscal year 2010, the named executive officers received the following awards of share-based payments:

	Stock Appreciation Rights	Restricted Stock
Gregory J. Scott(1)	750,000	—
Richard P. Crystal(2)	—	—
Sheamus Toal(1)	50,000	75,000
Eran Cohen(1)	450,000	—
Kevin L. Finnegan(1)	50,000	75,000
Leslie Goldmann(1)	50,000	—

(1)
Mr. Scott's award was granted on June 1, 2010 in connection with the commencement of his employment with the Company as its President. Mr. Cohen's award was granted on October 25, 2010 in connection with the commencement of his employment with the Company as its Chief Marketing Officer. Mr. Toal, Mr. Finnegan and Ms. Goldmann received their awards in connection with their annual performance reviews during the first quarter of fiscal year 2010. Ms. Goldmann's 50,000 SARs were forfeited upon her leaving the Company on December 10, 2010. For the terms of the share-based payments granted to each named executive officer during fiscal year 2010, refer to the table in this Proxy Statement entitled "Grants of Plan-Based Awards in Fiscal Year 2010."

(2)
In conjunction with the amendment of Mr. Crystal's Employment Agreement on January 28, 2009, Mr. Crystal was granted a performance unit award that was subject to a performance vesting requirement and Mr. Crystal's continued employment with the Company through February 11, 2011. Mr. Crystal has not been granted any share-based payments since January 28, 2009. On February 11, 2011, Mr. Crystal's performance unit award was forfeited as a result of the Company not meeting the performance vesting requirements. Please refer to the "Employment Agreements—Termination, Change in Control and Non-Compete/Non-Solicitation Arrangements" section below for a discussion of Mr. Crystal's Employment Agreement and performance unit award.

        Based on a review of share-based payments at the Company's peer group companies, and in consultation with the committee's independent compensation consultant, the committee made the decision to begin granting SARs and restricted stock to its executives. The committee has historically granted mostly stock options to executives. The committee believes that also issuing SARs and restricted stock to executives will enhance retention, control dilution to shareholders, and better align the interests of its executives with shareholders' interests.

        Other Cash Incentive Compensation.    From time to time, the Chief Executive Officer, in partnership with the Executive Vice President of Human Resources, may propose to the committee cash incentive compensation for an executive officer, which may be subject to time and/or performance requirements, to recruit, retain, reward or provide additional performance incentives to executives, among other reasons.

        In connection with the recruitment of Mr. Scott and Mr. Cohen in fiscal year 2010, the executives received sign-on bonuses of $250,000 and $150,000, respectively. Mr. Scott received reimbursement for relocation and living expenses plus a gross-up amount for related income taxes, which totaled $148,238. The sign-on bonus for both executives and the relocation and living expenses are 100% reimbursable to the Company by the executive if the executive resigns within one year from the date of hire, and 50% reimbursable if the executive resigns after one year but before two years from the date of hire.

        During fiscal year 2010, Mr. Crystal received two semi-annual payments of $444,444.42 pursuant to his Employment Agreement, dated January 28, 2009. Please refer to the "Employment Agreements-Termination, Change in Control and Non-Compete/Non-Solicitation Arrangements" section below for a discussion of Mr. Crystal's Employment Agreement.

        In connection with organizational changes that occurred early in fiscal year 2008 and an enhanced retention effort by the Company, the Company agreed to pay Ms. Goldmann a $500,000 bonus on April 1, 2010, subject to her continued employment with the Company through April 1, 2010. Ms. Goldmann received the $500,000 bonus on April 1, 2010.

        All Other Compensation.    Each executive officer is eligible to participate in the Company's benefit plans, such as medical, dental, disability, group life and business travel life insurance. Executive officers participate in the benefit plans on the same basis as most other Company associates, but also receive enhanced disability and life insurance and reimbursement of up to $10,000 per calendar year for medical expenses not covered by the Company's benefit plan.

        The Company contributes to a defined contribution savings and retirement plan (the "SARP") qualifying under section 401(k) of the Internal Revenue Code. Participation in the SARP is available to all non-union, and certain union, affiliated associates who have completed 1,000 or more hours of service with the Company during certain twelve-month periods and have attained the age of 21.

Participants can contribute up to 100% of their pay to the SARP, subject to Internal Revenue Service limits. The Company matches 100% of the employee's contribution up to a maximum of 4% of the employee's eligible pay. The Company match is immediately vested. In addition, prior to fiscal year 2009 the Company made a discretionary retirement contribution ranging from 3% to 8% of each participant's eligible base salary depending on length of service; however, this discretionary retirement contribution was suspended in fiscal year 2009 and has since been eliminated in an effort to preserve cash and to align the Company's benefit programs with evolving industry practices.

        Mr. Crystal received reimbursement of $19,575 from the Company in fiscal year 2010 for life insurance premiums plus a gross-up amount for the related income taxes. In addition, the committee approved Mr. Crystal's personal use of an automobile driver who was employed by the Company during fiscal year 2010.

Allocation of Compensation Components

        There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the committee reviews information provided by its compensation consultants and other sources to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. In general, however, the majority of the compensation delivered to the named executive officers is variable and based on company performance.

Employment Agreements-Termination, Change in Control and Non-Compete/Non-Solicitation Arrangements

        On August 25, 2004, the Company entered into an amended and restated employment agreement with Mr. Crystal (the "Employment Agreement"), certain provisions of which became effective upon the consummation of the Company's initial public offering. Under the terms of the agreement, as amended, the base salary of Mr. Crystal was subject to annual review. Mr. Crystal was entitled to an annual base salary of $925,000 per year. Mr. Crystal was also entitled to participate in the Company's employee benefit plans, equity incentive compensation plans and IC Plan, which provides for performance-based bonuses (currently 110% of base salary).

        On January 28, 2009, Mr. Crystal's Employment Agreement was further amended. The amendment extended the term of his Employment Agreement to February 11, 2011, and, among other matters, provided that Mr. Crystal's base salary remained unchanged and that he was no longer entitled to severance payments of approximately $3,900,000 if the Company did not renew his Employment Agreement at the end of its term, and in exchange therefor, Mr. Crystal received a signing bonus of $2,000,000, to be paid in four semi-annual installments of $444,444.42 each, on June 1, 2009, December 1, 2009, June 1, 2010 and December 1, 2010, and a final payment of $222,222.32 on February 11, 2011 (each a "Payment Date"). Each payment was contingent upon Mr. Crystal's continued employment with the Company through such Payment Date. Finally, the amendment added and amended certain provisions of the Employment Agreement in order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        In conjunction with the amendment of Mr. Crystal's Employment Agreement, Mr. Crystal was granted a performance unit award under the 2006 Plan. This award was subject to a performance vesting requirement and Mr. Crystal's continued employment with the Company through February 11, 2011. The performance vesting requirements were not met and as such the award was forfeited on February 11, 2011. In order to have met the performance vesting requirement, the average closing stock price of the Company's common stock for the 30 trading days prior to February 11, 2011 (the "Average

Closing Stock Price") had to be greater than or equal to $11.00 per share. If the performance units had become vested on February 11, 2011, Mr. Crystal would have received the number of shares of common stock equal to (i) $3,000,000 divided by the Average Closing Stock Price if such Average Closing Stock Price was greater than or equal to $11.00 per share but less than $20.00 per share or (ii) $5,000,000 divided by the Average Closing Stock Price if the Average Closing Stock Price was greater than or equal to $20.00 per share.

        The Company believes the January 28, 2009 amendment to Mr. Crystal's Employment Agreement and the performance unit award granted to him provided retentive value and aligned Mr. Crystal's goals with the interests of the Company's stockholders.

        The Company has entered into letter agreements of employment with Mr. Scott, Mr. Toal, Mr. Cohen and Mr. Finnegan. Under the terms of these agreements, Mr. Scott, Mr. Toal, Mr. Cohen and Mr. Finnegan are currently entitled to annual base salaries of $750,000, $405,000, $600,000 and $500,000, respectively, which the committee, at any time, may increase or decrease based on the executives' and the Company's performance, among other pertinent factors. Mr. Scott, Mr. Toal, Mr. Cohen and Mr. Finnegan are also entitled to participate in the Company's employee benefit plans, equity incentive compensation plans and IC Plan, which provides for performance-based bonuses (currently 100%, 50%, 60% and 60% of base salary, respectively). Mr. Scott's target bonus percentage reflects an increase from 80% in connection with his promotion to Chief Executive Officer.

        Considering the Company's net loss in fiscal year 2010 and the bonuses paid under the Company's IC Plan for the fall 2010 season, the committee and senior management agreed that they would not receive salary increases in connection with their annual performance reviews during the first quarter of fiscal year 2011. However, in an effort to promote the long-term growth and profitability of the Company, as well as retain and motivate the Company's senior management, the committee approved share-based awards to be granted to the senior management team in connection with their annual performance reviews during the first quarter of fiscal year 2011. In addition, the committee approved share-based awards to Mr. Scott in connection with his promotion to Chief Executive Officer. All awards granted to the named executive officers during the first quarter of fiscal year 2011 are as follows:

	Stock Appreciation Rights	Restricted Stock
Gregory J. Scott(1)	200,000	200,000
Sheamus Toal(2)	50,000	15,500
Kevin L. Finnegan(2)	40,000	7,500
Eran Cohen	—	—

(1)
Represents 200,000 shares of performance-based restricted stock that vests on the third anniversary of the grant date (February 15, 2011), subject to the Company achieving minimum, target and maximum operating income levels. The minimum threshold and maximum goal are 80% and 110%, respectively, of the operating income target. If operating income falls below the minimum threshold, all of the restricted shares will be forfeited. If the operating income achieved is between the minimum threshold and the target goal, Mr. Scott will receive between 20,000 and 100,000 shares of common stock. If the operating income achieved is between the target and maximum goals, Mr. Scott will receive between 100,000 and 200,000 shares of common stock.

Represents 200,000 SARs granted on February 15, 2011 that vest in four equal annual installments on the following dates: 50,000 SARs on February 15, 2012; 50,000 SARs on

  February 15, 2013; 50,000 SARs on February 15, 2014; and 50,000 SARs on February 15, 2015.

(2)
Mr. Toal's and Mr. Finnegan's SARs and restricted stock cliff vest on April 15, 2014, subject to continued employment with the Company.

        Each of Mr. Scott, Mr. Toal, Mr. Cohen and Mr. Finnegan is entitled to receive termination payments and other benefits from the Company following termination of his employment by the Company without cause or by reason of disability or death. In addition, Mr. Scott is entitled to receive termination payments from the Company following his voluntary resignation from the Company, subject to Mr. Scott being bound by a 12 month non-compete provision. In accordance with certain of the executives' share-based payment agreements, in the event that the Company consummates a transaction whereby a third party (a) acquires outstanding common stock of the Company possessing the voting power to elect a majority of the members to the Company's board of directors or (b) acquires assets constituting all or substantially all of the assets of the Company, regardless of whether or not the executive is terminated, the executives' unvested share-based awards will immediately vest. If necessary to prevent such executive officers from being subject to tax under Section 409A of the Internal Revenue Code, any payments made under their letter agreements of employment will not be paid until six months after employment termination. Refer to the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement for a further discussion of the termination payments. Mr. Scott and Mr. Toal have agreed to be bound by a 12 month non-compete provision upon voluntary resignation or termination for cause, and a 12 month non-solicitation provision. Mr. Cohen has agreed to be bound by a six month non-compete provision upon voluntary resignation or termination for cause within two years of his start date (October 25, 2010) with the Company and a 12 month non-compete provision thereafter. Mr. Cohen has agreed to be bound by a 12 month non-solicitation provision. Mr. Finnegan has agreed to be bound by an 18 month non-compete provision upon voluntary resignation or termination for cause, and an 18 month non-solicitation provision.

        In connection with Ms. Goldmann no longer being employed by the Company effective December 10, 2010 (the "separation date"), the Company and Ms. Goldmann entered into a separation agreement that entitles Ms. Goldmann to the payment of base salary for one year after the separation date totaling $550,000, which will be offset by any salary earned at Ms. Goldmann's new employer, if employment is obtained within one year from the separation date. The separation agreement restricts Ms. Goldmann from soliciting the Company's employees for 12 months from the separation date.

Accounting and Tax Treatment

  Accounting Treatment

        The Company accounts for share-based payment awards in accordance with ASC 718 which requires that all forms of share-based payments be treated as compensation expense and recognized in the Company's consolidated statement of operations over the vesting period.

        Cash compensation or non-equity compensation, including base salary and incentive compensation, is recorded as an expense with an offsetting liability in the Company's consolidated financial statements as it is earned.

        The Company accounts for income taxes in accordance with FASB ASC Topic 740, "Income Taxes."

  Tax Treatment

        As part of its role, the committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals, not including qualifying incentive-based compensation. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

        The following is a general description of the federal income tax consequences to the participant and the Company with regard to the types of share-based payment awards ordinarily granted to the named executive officers:

        Incentive Stock Options.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

        If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        Nonqualified Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under the Internal Revenue Code Sections 162(m) and 280G (as described below). Any gain that the optionee recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below). If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G (as described below). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

        Stock Appreciation Rights (SARs).    There typically will be no federal income tax consequences to the participant or to the Company upon the grant of a SAR. When the participant exercises a SAR, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the fair market value of a share of common stock on date of grant, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under the Internal Revenue Code Sections 162(m) and 280G (as described below).

        Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives, or has the right to receive, payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G (as described below).

        Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Company's equity compensation plans may be subject to the requirements of Section 409A of the Internal Revenue Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option or certain other awards is accelerated because of a change in control, such option or award (or a portion thereof), either alone or together with certain other payments, may constitute non-deductible excess parachute payments under Section 280G of the Internal Revenue Code, which may be subject to a 20% excise tax on participants. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options.

Summary Compensation Table

        The following table summarizes, for the fiscal years indicated, the principal components of compensation for the Company's named executive officers. The compensation set forth below fully reflects compensation for work performed on the Company's behalf.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Gregory J. Scott	2010	504,808	250,000	—	1,800,000	660,000	—	148,238	3,363,046
Chief Executive Officer
Richard P. Crystal	2010	925,000	888,889	—	—	915,750	—	77,857	2,807,496
Former Chairman and	2009	925,000	888,889	—	—	434,981	—	73,478	2,322,348
Chief Executive Officer	2008	925,000	—	178,063	225,400	212,251	—	89,810	1,630,524
Sheamus Toal	2010	399,231	—	359,250	145,000	182,250	—	22,739	1,108,470
EVP, Chief Financial Officer	2009	375,000	—	—	—	80,156	—	18,215	473,371
	2008	339,712	—	32,812	113,000	34,941	—	30,676	551,141
Eran Cohen	2010	161,538	150,000	—	940,500	324,000	—	—	1,576,038
EVP, Chief Marketing Officer
Kevin L. Finnegan	2010	500,000	—	359,250	145,000	270,000	—	12,622	1,286,872
EVP, Global Sales	2009	500,000	—	—	52,200	128,250	—	14,549	694,999
Leslie Goldmann	2010	475,962	500,000	—	145,000	—	—	566,096	1,687,058
Former EVP, Merchandising	2009	550,000	—	—	—	141,075	—	18,115	709,190
	2008	538,462	—	57,750	229,000	68,838	—	30,261	924,311

(1)
In connection with the recruitment of Mr. Scott and Mr. Cohen in fiscal year 2010, the executives received sign-on bonuses of $250,000 and $150,000, respectively. During fiscal year 2010, Mr. Crystal received two semi-annual payments of $444,444.42 pursuant to his Employment Agreement, dated January 28, 2009. In connection with organizational changes that occurred early in fiscal year 2008 and an enhanced retention effort by the Company, the Company agreed to pay Ms. Goldmann a $500,000 bonus on April 1, 2010, subject to her continued employment with the Company through April 1, 2010.

(2)
The amounts in these columns reflect the aggregate grant date fair value of stock option, SARs, and restricted stock awards issued during fiscal year 2010, fiscal year 2009 and fiscal year 2008, presented in accordance with ASC 718, excluding any estimate for forfeitures. These amounts reflect the grant date fair value and do not represent the actual value that may be realized by the named executive officers. For the relevant assumptions used to determine the valuation of stock option, SARs, and restricted stock awards for fiscal year 2010, fiscal year 2009, and fiscal year 2008, refer to footnote 11, "Share-Based Compensation," in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2010, as filed with the SEC on April 11, 2011.

The restricted stock awards in fiscal year 2008 were granted in connection with the Company's spring 2009 bonus period under the IC Plan and subject to performance-based vesting requirements. The Company did not achieve the operating income levels required for these awards to vest, and as a result the awards were forfeited.

(3)
Subsequent to receiving stockholder approval, the Company completed a value-for-value stock option exchange program on June 29, 2009 as described in the Company's 2009 Proxy Statement filed with the SEC on May 15, 2009. The exchange ratio was calculated such that the value of the replacement options would equal the value of the canceled options, determined in accordance with the Black-Scholes option valuation model, with no incremental cost incurred by the Company. In accordance with SEC rules, since the Company did not recognize any incremental cost, the grant date fair value of the replacement options granted to the named executive officers are not included in the above table.

(4)
Represents amounts earned under the Company's IC Plan. Refer to the "Compensation Discussion and Analysis" section in this Proxy Statement for further information about the Company's IC Plan.

(5)
The amounts shown in the "All Other Compensation" column are detailed in the following table:

Name	Year	Employer Match to the 401(k) under the Company's SARP ($)	Employer Discretionary Contribution to the Company's SARP ($)	Reimbursement for Insurance Premiums ($)	Reimbursement for Relocation Expenses and Living Allowance ($)	Tax Gross Up on Insurance Premium and Relocation Expense Reimbursements ($)	Reimbursement for Medical Expenses ($)	Personal Use of the Company Aircraft ($)	Personal Use of an Automobile Driver Employed by the Company ($)	Severance ($)(a)	Total ($)
Mr. Scott	2010	—	—	—	124,726	23,512	—	—	—	—	148,238
Mr. Crystal	2010	9,800	—	19,575	—	16,824	11,195	—	20,463	—	77,857
	2009	9,088	—	19,575	—	20,769	7,009	—	17,037	—	73,478
	2008	8,873	14,320	19,575	—	17,925	10,967	1,931	16,219	—	89,810
Mr. Toal	2010	9,829	—	—	—	—	12,910	—	—	—	22,739
	2009	9,511	—	—	—	—	8,704	—	—	—	18,215
	2008	9,615	10,740	—	—	—	10,321	—	—	—	30,676
Mr. Cohen	2010	—	—	—	—	—	—	—	—	—	—
Mr. Finnegan	2010	9,800	—	—	—	—	2,822	—	—	—	12,622
	2009	9,415	—	—	—	—	5,134	—	—	—	14,549
Ms. Goldmann	2010	8,108	—	—	—	—	7,988	—	—	550,000	566,096
	2009	9,308	—	—	—	—	8,807	—	—	—	18,115
	2008	9,145	14,320	—	—	—	6,796	—	—	—	30,261

(a)
In connection with Ms. Goldmann no longer being employed by the Company effective December 10, 2010, the Company and Ms. Goldmann entered into a separation agreement that entitles Ms. Goldmann to the payment of base salary for one year after the separation date totaling $550,000, which will be offset by any salary earned at Ms. Goldmann's new employer, if employment is obtained within one year from the separation date. The separation agreement restricts Ms. Goldmann from soliciting the Company's employees for 12 months from the separation date.

Grants of Plan-Based Awards in Fiscal Year 2010

        The following table provides information relating to all plan-based awards granted to the named executive officers during fiscal year 2010.

											Grant Date Fair Value of Stock and Option Awards ($)(4)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory J. Scott	6/1/2010	—	—	—	—	—	—	—	750,000	3.80	1,800,000
Chief Executive Officer	—	—	390,000	780,000	—	—	—	—	—	—	—
Richard P. Crystal	—	—	1,017,500	2,035,000	—	—	—	—	—	—	—
Former Chairman and Chief Executive Officer
Sheamus Toal	4/1/2010	—	—	—	—	—	—	75,000	—	—	359,250
EVP, Chief Financial Officer	4/1/2010	—	—	—	—	—	—	—	50,000	4.79	145,000
	—	—	202,500	405,000	—	—	—	—	—	—	—
Eran Cohen	10/25/2010	—	—	—	—	—	—	—	450,000	3.27	940,500
EVP, Chief Marketing Officer	—	—	234,000	468,000	—	—	—	—	—	—	—
Kevin L. Finnegan	4/1/2010	—	—	—	—	—	—	75,000	—	—	359,250
EVP, Global Sales	4/1/2010	—	—	—	—	—	—	—	50,000	4.79	145,000
	—	—	300,000	600,000	—	—	—	—	—	—	—
Leslie Goldmann	4/1/2010	—	—	—	—	—	—	—	50,000	4.79	145,000
Former EVP, Merchandising	—	—	115,500	231,000	—	—	—	—	—	—	—

(1)
At January 29, 2011, the last day of fiscal year 2010, these amounts represent the estimated range of cash bonuses that the executive could have potentially earned for fiscal year 2010 performance under the Company's IC Plan as described in the "Compensation Discussion and Analysis" section of this Proxy Statement. Since Mr. Scott and Mr. Cohen commenced employment with the Company on June 1, 2010 and October 25, 2010, respectively, neither were eligible to participate in the IC Plan for the spring 2010 bonus period. Ms. Goldmann was not eligible to participate in the IC Plan for the fall 2010 and full year 2010 bonus periods, since her employment with the Company ended on December 10, 2010.

(2)
On April 1, 2010, Mr. Toal was awarded restricted stock under the Company's 2006 Plan which is scheduled to cliff vest on April 1, 2013.

On April 1, 2010, Mr. Finnegan was awarded restricted stock under the Company's 2006 Plan which is scheduled to cliff vest on April 1, 2013.

(3)
On June 1, 2010, Mr. Scott was awarded SARs under the Company's 2006 Plan that vest in four equal annual installments on the following dates: 187,500 SARs on June 1, 2011; 187,500 SARs on June 1, 2012; 187,500 SARs on June 1, 2013; and 187,500 SARs on June 1, 2014.

On April 1, 2010, Mr. Toal was awarded SARs under the Company's 2006 Plan which are scheduled to cliff vest on April 1, 2013.

On October 25, 2010, Mr. Cohen was awarded SARs under the Company's 2006 Plan that vest on the following dates: 100,000 SARs on October 25, 2011; 100,000 SARs on October 25, 2012; 100,000 SARs on October 25, 2013; and 150,000 SARs on October 25, 2014.

On April 1, 2010, Mr. Finnegan was awarded SARs under the Company's 2006 Plan which are scheduled to cliff vest on April 1, 2013.

On April 1, 2010, Ms. Goldmann was awarded SARs under the Company's 2006 Plan which were forfeited in December 2010 in connection with Ms. Goldmann no longer being employed by the Company.

Each SAR referred to above represents the right to receive a payment measured by the increase in the fair market value of one share of common stock from the date of grant of the SAR to the date of exercise of the SAR. Upon exercise the SARs will be settled in stock.

(4)
Represents the aggregate grant date fair value of share-based awards calculated in accordance with ASC 718, excluding any estimate for forfeitures. For the relevant assumptions used to determine the valuation of share-based awards during fiscal year 2010, refer to footnote 11, "Share-Based Compensation," in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2010, as filed with the SEC on April 11, 2011.

Outstanding Equity Awards at 2010 Fiscal Year-End

        The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, January 29, 2011.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory J. Scott	—	750,000	—	3.80	06/01/20	—	—	—		—
Chief Executive Officer
Richard P. Crystal	771,013	—	—	0.11	11/27/12	—	—	—		—
Former Chairman and	486,452	—	—	3.23	05/14/14	—	—	—		—
Chief Executive Officer	33,750	11,250	—	15.76	03/15/16	—	—	—		—
	57,500	57,500	—	4.74	03/19/18	—	—	—		—
	—	—	—	—	—	—	—	272,727	(2)	3,000,000	(2)
Sheamus Toal	—	8,053	—	3.28	10/06/14	—	—	—		—
EVP, Chief Financial Officer	—	16,477	—	3.28	04/04/15	—	—	—		—
	—	14,141	—	3.28	03/15/16	—	—	—		—
	—	15,512	—	3.28	03/21/17	—	—	—		—
	25,000	25,000	—	4.74	03/19/18	—	—	—		—
	12,500	12,500	—	1.46	11/19/18	—	—	—		—
	—	50,000	—	4.79	04/01/20	—	—	—		—
	—	—	—	—	—	75,000	405,000	—		—
Eran Cohen	—	450,000	—	3.27	10/25/20	—	—	—		—
EVP, Chief Marketing Officer
Kevin L. Finnegan	—	8,919	—	3.28	03/21/17	—	—	—		—
EVP, Global Sales	10,000	10,000	—	4.74	03/19/18	—	—	—		—
	7,500	22,500	—	2.86	03/18/19	—	—	—		—
	—	50,000	—	4.79	04/01/20	—	—	—		—
	—	—	—	—	—	5,000	27,000	—		—
	—	—	—	—	—	75,000	405,000	—		—
Leslie Goldmann	35,000	—	—	4.74	03/10/11	—	—	—		—
Former EVP, Merchandising	15,000	—	—	7.18	03/10/11	—	—	—		—

(1)
Mr. Scott's SARs vest in four equal annual installments on the following dates: 187,500 SARs on June 1, 2011; 187,500 SARs on June 1, 2012; 187,500 SARs on June 1, 2013; and 187,500 SARs on June 1, 2014. Each SAR represents the right to receive a payment measured by the increase in the fair market value of one share of common stock from the date of grant of the SAR to the date of exercise of the SAR. Upon exercise the SARs will be settled in stock.

Mr. Crystal's unexercisable options were forfeited upon his retirement from the Company on February 11, 2011.

Mr. Toal's options to purchase 8,053 shares, 16,477 shares and 14,141 shares of the Company's common stock at an exercise price of $3.28 per share become exercisable on June 29, 2011. Mr. Toal's options to purchase 15,512 shares of the Company's common stock at an exercise price of $3.28 per share become exercisable as follows: 11,634 shares on June 29, 2011 and 3,878 shares on March 21, 2012. Mr. Toal's options to purchase 25,000 shares of the Company's common stock at an exercise price of $4.74 per share become exercisable in two equal annual installments of 12,500 shares on March 19, 2011 and March 19, 2012. Mr. Toal's options to purchase 12,500 shares of the Company's common stock at an exercise price of $1.46 per share become exercisable in two equal annual installments of 6,250 shares on November 19, 2011 and November 19, 2012. On April 1, 2010, Mr. Toal was granted 50,000 SARs which are scheduled to cliff vest on April 1, 2013.

Mr. Cohen's SARs vest on the following dates: 100,000 SARs on October 25, 2011; 100,000 SARs on October 25, 2012; 100,000 SARs on October 25, 2013; and 150,000 SARs on October 25, 2014.

Mr. Finnegan's options to purchase 8,919 shares of the Company's common stock at an exercise price of $3.28 per share become exercisable as follows: 6,689 shares on June 29, 2011 and 2,230 shares on March 21, 2012. Mr. Finnegan's options to purchase 10,000 shares of the Company's common stock at an exercise price of $4.74 per share become exercisable in two equal annual installments of 5,000 shares on March 19, 2011 and March 19, 2012. Mr. Finnegan's options to purchase 22,500 shares of the Company's common stock at an exercise price of $2.86 per share become exercisable in three equal annual installments of 7,500 shares on March 18, 2011, March 18, 2012, and March 18, 2013. On April 1, 2010, Mr. Finnegan was granted 50,000 SARs which are scheduled to cliff vest on April 1, 2013.

Each SAR referred to above represents the right to receive a payment measured by the increase in the fair market value of one share of common stock from the date of grant of the SAR to the date of exercise of the SAR. Upon exercise the SARs will be settled in stock.

(2)
On January 28, 2009, Mr. Crystal was granted a performance unit award, which was subject to a performance vesting requirement and continued employment through February 11, 2011. The Company did not meet the performance criteria, and as such, the performance unit award was forfeited. For a further description of the terms of the award see the "Compensation Discussion and Analysis" section of this Proxy Statement.

Payout value is based on the value of the number of shares of common stock that the executive could have earned achieving threshold performance goals on February 11, 2011 had all of the vesting requirements been met.

(3)
On April 1, 2010, Mr. Toal was granted 75,000 shares of restricted stock which are scheduled to cliff vest on April 1, 2013.

On June 24, 2008, Mr. Finnegan was granted 10,000 shares of restricted stock which vest in four equal annual installments of 2,500 shares on June 24, 2009, June 24, 2010, June 24, 2011 and June 24, 2012.

On April 1, 2010, Mr. Finnegan was granted 75,000 shares of restricted stock which are scheduled to cliff vest on April 1, 2013.

Option Exercises and Stock Vested in Fiscal Year 2010

        The following table shows the number of shares of the Company's common stock acquired and the value realized by each named executive officer upon the exercise of stock options and vesting of restricted stock during fiscal year 2010.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gregory J. Scott Chief Executive Officer	—	—	—	—
Richard P. Crystal Former Chairman and Chief Executive Officer	—	—	1,875	3,825
Sheamus Toal EVP, Chief Financial Officer	—	—	—	—
Eran Cohen EVP, Chief Marketing Officer	—	—	—	—
Kevin L. Finnegan EVP, Global Sales	—	—	2,500	6,275
Leslie Goldmann Former EVP, Merchandising	20,786	90,903	—	—

(1)
Represents the difference between the fair market value of the Company's common stock at exercise and the exercise price, multiplied by the number of options exercised.

(2)
Represents the number of vested shares of restricted stock multiplied by the fair market value of the Company's common stock at the vesting date.

Potential Payments Upon Termination or Change in Control

        This section explains the payments and benefits to which the named executive officers are entitled in various termination of employment and change in control scenarios. These are hypothetical situations that require the Company to make assumptions concerning the termination scenarios that affect the termination payments; as such, the termination payments and other benefits presented in the following tables are estimates as of a point in time. For purposes of this section, the Company has assumed that termination of employment or change in control occurred on January 29, 2011, the last day of fiscal year 2010.

        The following termination-related terms are defined in the employment agreements and letter agreements of employment between the Company and the named executive officers and are generally described below:

        "Cause" generally means: (i) wrongful misappropriation of the Company's assets; (ii) certain conditions that render the executive incapable of performing the essential functions of their position; (iii) conviction of, or pleading "guilty" or "no contest" to, a felony; (iv) intentionally causing the Company to violate a material local, state or federal law; (v) willful refusal to comply with a significant, lawful and proper policy, directive or decision of the executive's supervisor or the board of directors of the Company; (vi) the executive's breach of their employment agreement or letter agreement of employment, in any material respect; and (vii) gross negligence or willful misconduct in connection with the executive's duties and responsibilities to the Company.

        "Good Reason" generally means: for Mr. Crystal (i) the demotion to a position not comparable to the executive's current position; (ii) the assignment of any duties materially inconsistent with the executive's positions, duties, authority, responsibilities and reporting requirements; (iii) the executive is required to be based anywhere that is greater than 50 miles from Manhattan; and (iv) a reduction in or a delay in payment of the executive's total cash compensation and benefits from those required to be provided in accordance with the provisions of the executive's employment agreement; (v) the failure of the Company to obtain the assumption in writing of its obligation under the employment agreement by any successor to all or substantially all of the assets of the Company, as applicable, within 15 days after a merger, consolidation, sale or similar transaction; or (vi) Mr. Crystal is removed or not re-elected to the office of Chairman of the board of directors.

        "Change of Control" generally means: (i) the acquisition by a "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act, that results in such person becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of a) 30% or more of the Company's voting securities and b) a greater percentage of the Company's voting securities than Irving Place Capital and certain other voting security holders; (ii) a change in the majority of the board of directors; (iii) the occurrence of certain reorganizations, mergers or consolidations of the Company; or (iv) a sale of all or substantially all of the assets of the Company.

        "Disability" generally means: the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the executive to perform his or her customary or other comparable duties with the Company for a period of at least six months in any 12-month calendar period as determined in accordance with the Company's Long-Term Disability Plan.

  Mr. Crystal

        Although Mr. Crystal retired from his position as Chairman and Chief Executive Officer of the Company on February 11, 2011, SEC rules require the Company to disclose the potential payments to Mr. Crystal upon termination or change in control as of January 29, 2011.

        In the event of termination of employment for Mr. Crystal, and subject to the execution and delivery to the Company of a general release covering employment-related claims and his continued

observance of the covenants contained in his Employment Agreement, he may be entitled to termination payments and other benefits, as discussed below:

        Following termination of employment by the Company with cause, or Mr. Crystal terminates his employment without good reason, no termination payments are due to him.

        Following termination by the Company without cause (not including termination by reason of disability or death), or if Mr. Crystal resigns with good reason, he is entitled to the following: (i) payment of accrued compensation, (ii) payment of base salary and target bonuses for two years, (iii) the immediate vesting of any unvested stock options and other long-term incentives that, by their terms, would have vested during the calendar year of termination, and (iv) continued coverage under the Company's medical and dental plans for the period the executive is receiving salary continuation, to the extent the executive is not covered by a subsequent employer's benefit plan.

        If within 24-months following a change of control, Mr. Crystal is terminated without cause (not including termination by reason of disability or death), or if he resigns with good reason, he is entitled to the following: (i) payment of accrued compensation, (ii) payment of, in a lump sum, an amount equal to three times the sum of: a) his base salary, plus b) the greater of 1) the aggregate bonus paid for the latest fiscal year ended, and 2) 50% of the aggregate bonus paid for the latest two fiscal years ended, (iii) the immediate vesting of any unvested stock options and certain other long-term incentives, and (iv) continued coverage under the Company's medical and dental plans for the period the executive is receiving salary continuation, to the extent the executive is not covered by a subsequent employer's benefit plan.

        If the executive's employment is terminated by reason of disability, he will be entitled to the following after termination: (i) 100% of base salary in year one, (ii) 80% of base salary in year two, (iii) 60% of base salary in year three, (iv) 60% of base salary, subject to IRS limits, in year four and thereafter up to at least the age of 65, depending on the age at which the disability occurred, and (v) continued coverage under the Company's medical and dental plans for five months following termination, to the extent the executive is not covered by a subsequent employer's benefit plan. Additionally, any earned restricted stock will vest in accordance with the executive's award agreement.

        If Mr. Crystal's employment is terminated by reason of death, his beneficiaries will be paid up to $8.0 million, in accordance with the Company's life insurance policies.

        In accordance with Mr. Crystal's stock option agreements, in the event that the Company consummates a transaction whereby a third party (a) acquires outstanding common stock of the Company possessing the voting power to elect a majority of the members to the Company's board of directors or (b) acquires assets constituting all or substantially all of the assets of the Company, regardless of whether or not the executive is terminated, his unvested stock options will immediately vest.

  Mr. Scott, Mr. Toal, Mr. Cohen, and Mr. Finnegan

        No termination payments are due to the executives under their respective letter agreements of employment upon a change of control, following termination of employment by the Company with cause, and, with the exception of Mr. Scott, following termination by the executive.

        Following termination of employment by the Company without cause, and subject to the execution and delivery to the Company of a general release covering employment-related claims and their continued observance of the covenants contained in their letter agreements of employment, each of Mr. Scott, Mr. Toal, and Mr. Finnegan, is entitled to be paid their base salary for 12 months. If Mr. Cohen's employment is terminated without cause prior to the two year anniversary of his start date (October 25, 2010) with the Company, he is entitled to be paid his base salary for six months. If Mr. Cohen's employment is terminated after the two year anniversary of his start date, he is entitled to be paid his base salary for 12 months. If Mr. Scott voluntarily resigns, he is entitled to be paid his base salary for 12 months subject to him being bound by a 12 month non-compete provision. The base salary paid to Mr. Scott, Mr. Toal, Mr. Cohen, and Mr. Finnegan would be offset by any salary earned at the executive's new employer, if employment is obtained within the applicable severance period. In accordance with Mr. Toal's and Mr. Finnegan's April 1, 2010 restricted stock agreements, following termination of employment without cause, up to 100% of the executives' unvested restricted stock will immediately vest depending on the service time elapsed when terminated.

        If the executive's employment is terminated by reason of disability, the executive will be entitled to be paid the following after termination: (i) 100% of base salary in year one, (ii) 80% of base salary in year two, (iii) 60% of base salary in year three, and (iv) 60% of base salary, subject to IRS limits, in year four and thereafter up to at least the age of 65, depending on the age at which the disability occurred.

        If Mr. Scott, Mr. Toal, Mr. Cohen or Mr. Finnegan's employment is terminated by reason of death, the executive's beneficiaries will be paid up to $3.0 million, depending on cause of death in accordance with the Company's life insurance policies.

        In accordance with certain of the executives' share-based award agreements, in the event that the Company consummates a transaction whereby a third party (a) acquires outstanding common stock of the Company possessing the voting power to elect a majority of the members to the Company's board of directors or (b) acquires assets constituting all or substantially all of the assets of the Company, regardless of whether or not the executive is terminated, the executives' unvested share-based awards will immediately vest.

Potential Payments to Gregory J. Scott upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Upon a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$750,000	$—	$750,000	$—	$—	$—
Share-based awards—Accelerated(1)	—	—	—	—	1,200,000	—	—
Other(2)	—	—	—	—	—	2,045,000	3,000,000

Total	$—	$750,000	$—	$750,000	$1,200,000	$2,045,000	$3,000,000

Potential Payments to Richard P. Crystal upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Termination Following a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary + bonus)	$3,885,000	$—	$—	$3,885,000	$5,522,250	$—	$—
Share-based awards—Accelerated(1)	18,975	—	—	18,975	37,950	—	—
Health Benefits	80,670	—	—	80,670	—	16,806	—
Other(2)	—	—	—	—	—	2,465,000	8,000,000

Total	$3,984,645	$—	$—	$3,984,645	$5,560,200	$2,481,806	$8,000,000

 Potential Payments to Sheamus Toal upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Upon a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$—	$—	$405,000	$—	$—	$—
Share-based awards—Accelerated(1)	—	—	—	135,000	616,118	—	—
Other(2)	—	—	—	—	—	1,215,000	3,000,000

Total	$—	$—	$—	$540,000	$616,118	$1,215,000	$3,000,000

Potential Payments to Eran Cohen upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Upon a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$—	$—	$300,000	$—	$—	$—
Other(2)	—	—	—	—	—	1,685,000	3,000,000

Total	$—	$—	$—	$300,000	$—	$1,685,000	$3,000,000

Potential Payments to Kevin L. Finnegan upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Upon a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$—	$—	$500,000	$—	$—	$—
Share-based awards—Accelerated(1)	—	—	—	135,000	518,158	—	—
Other(2)	—	—	—	—	—	1,445,000	3,000,000

Total	$—	$—	$—	$635,000	$518,158	$1,445,000	$3,000,000

(1)
The accelerated vesting value represents: (i) the number of outstanding options and SARs that would become exercisable in accordance with the executive's share-based award agreements multiplied by the difference between the closing price of the Company's common stock on January 29, 2011, which was $5.40, and the exercise price of the unvested awards, plus (ii) the number of unvested restricted stock outstanding that would become exercisable in accordance with the executive's restricted stock agreements multiplied by the closing price of the Company's common stock on January 29, 2011.

(2)
Represents amounts payable to the executive or the executive's beneficiary, in the case of death, under the Company's disability plan and life insurance policies. Termination payments for termination by reason of disability represent four years of payments under the Company's Long-Term Disability Plan in the tables above. However, the Company's Long-Term Disability Plan provides termination payments equal to 60 percent of the executive's base salary, subject to IRS limits, in year four after termination and thereafter up to at least the age of 65, depending on the age at which the disability occurred.

        In connection with Ms. Goldmann no longer being employed by the Company effective December 10, 2010, the Company and Ms. Goldmann entered into a separation agreement that entitles Ms. Goldmann to the payment of base salary for one year after the separation date totaling $550,000, which will be offset by any salary earned at Ms. Goldmann's new employer, if employment is obtained within one year from the separation date. The separation agreement restricts Ms. Goldmann from soliciting the Company's employees for 12 months from the separation date.

Equity Compensation Plan Information

        The following table sets forth information as of January 29, 2011 about shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

			(c)
	(a)	(b)
			Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Plan category	Number of securities to be issued upon exercise of outstanding options, SARs, warrants and rights(1)	Weighted-average exercise price of outstanding options, SARs, warrants and rights(2)
Equity compensation plans approved by security holders	5,182,330	$3.15	875,534
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	5,182,330	$3.15	875,534

(1)
Includes 3,077,103 stock options, 1,832,500 SARs and 272,727 shares of common stock underlying the performance unit award granted to Mr. Crystal on January 28, 2009 as described in the "Compensation Discussion and Analysis" section of this Proxy Statement. The performance award was forfeited on February 11, 2011. Each SAR represents the right to receive a payment measured by the increase in the fair market value of one share of common stock from the date of grant of the SAR to the date of exercise of the SAR. Upon exercise the SARs will be settled in stock.

(2)
Represents the weighted-average exercise price for outstanding stock options and SARs only.

(3)
Represents 242,766 shares and 632,768 shares available for issuance under the 2002 Plan and the 2006 Plan, respectively, as of January 29, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy and Procedures

        The board of directors of the Company approves, based upon the recommendation of the audit committee, any related person transaction which is required to be disclosed under the rules of the SEC. In addition, on at least an annual basis, each director, nominee for director and executive officer is obligated to complete a questionnaire that requires disclosure of any transaction in which the Company was or is to be a participant in which the director, nominee or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. These questionnaires are reviewed by the Company's counsel to identify any potential conflicts of interest or other transactions that the board of directors should review in light of the SEC rules regarding the disclosure of transactions with related persons.

Stockholders Agreement

        Irving Place Capital and certain of the Company's senior management stockholders are party to a stockholders agreement that governs certain relationships among, and contains certain rights and obligations of, such stockholders.

        The stockholders agreement provides that the parties must vote their securities in favor of the individuals nominated to the board of directors by Irving Place Capital. From and after the date that the stockholders party to the agreement and their transferees hold less than 50% of the Company's outstanding common stock, the parties to the agreement will be obliged to vote for two individuals nominated to the board of directors by Irving Place Capital. Such voting obligations will terminate when Irving Place Capital and certain of its transferees own less than 20% of the Company's outstanding common stock.

        The stockholders agreement also gives the parties certain rights with respect to registration under the Securities Act of shares of the Company's securities held by them and certain customary indemnification rights. These registration rights include demand registration rights requiring the Company to register their shares under the Securities Act. In addition, in the event the Company proposes to register any shares of common stock under the Securities Act, whether in connection with a primary or secondary offering, the stockholders party to the stockholders agreement may request that the Company affect a registration of their shares under the Securities Act.

Commercial and Investment Banking Activities

        Irving Place Capital and its affiliates have provided, and may continue to provide, certain commercial banking, financial advisory and investment banking services for the Company for which they will receive reasonable fees to be negotiated on an arms-length basis.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

        In accordance with Rule 14a-8 of the Exchange Act, any stockholder proposals intended to be included in the Proxy Statement and presented at the 2012 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 12, 2012. The proposal should be addressed to: Chair of the Nomination and Governance Committee, New York & Company, Inc., 450 West 33rd Street, 5th Floor, New York, NY 10001.

        In addition, the Company has established an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's Proxy Statement, to be brought before an annual meeting of stockholders. A stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the meeting, regardless of any postponements, deferrals or adjournments of that meeting; provided, however, that in the event that less than 70 days notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

        A stockholder's notice with respect to a proposed item of business must include: (i) a brief description of the substance of, and the reasons for conducting, such business at the annual meeting; (ii) the name and address of the stockholder proposing such business; (iii) the number of shares of the Company which are beneficially owned by the stockholder, any person controlling, directly or indirectly, or acting in concert with, such stockholder and any person controlling, controlled by or under common control with such stockholder; and (iv) any material interest of the stockholder in such business.

        A stockholder's notice with respect to a director nomination must set forth: (i) name, address and number of shares of the Company which are beneficially owned by the nominating stockholder, any person controlling, directly or indirectly, or acting in concert with, such nominating stockholder and any person controlling, controlled by or under common control with such nominating stockholder; (ii) name, address and number of shares of the Company which are beneficially owned by the candidate; (iii) a detailed biography outlining the candidate's relevant background, professional and business experience and other significant accomplishments; (iv) an acknowledgement from the candidate that he or she would be willing to serve on the board, if elected; (v) a statement by the stockholder outlining the reasons why this candidate's skills, experience and background would make a valuable contribution to the board; and (vi) a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate's capabilities as a potential board member.

Annex I

NEW YORK & COMPANY, INC.
AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN
ARTICLE I
ESTABLISHMENT, PURPOSE AND TERM

        1.1    Establishment.    The New York & Company, Inc. Amended and Restated 2006 Long-Term Incentive Plan ("Plan") is hereby established by New York & Company, Inc. ("Company"), effective as of the Effective Date. Subject to Section 13.1, Awards may be granted as provided herein for the term of the Plan.

        1.2    Purposes.    The purposes of the Plan are to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. In addition, the Plan provides the ability to make Awards linked to the profitability of the Company's businesses and increases in shareholder value.

        1.3    Term.    The term of the Plan shall extend from the Effective Date until the tenth anniversary thereof. No additional Awards shall be made after the expiration of such term, but outstanding awards shall be administered in accordance with the provisions thereof. The Plan shall continue in effect until all matters relating to the settlement of Awards and administration of the Plan have been completed.

ARTICLE II
DEFINITIONS

        For purposes of the Plan, the following terms are defined as set forth below:

        2.1   "2002 Plan" means the New York & Company, Inc. Amended and Restated 2002 Stock Option Plan.

        2.2   "Affiliate" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under control with, the Company.

        2.3   "Agreement" means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

        2.4   "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, or Performance Award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        2.5   "Beneficiary" means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

        2.6   "Board of Directors" or "Board" means the Board of Directors of the Company.

        2.7   "Cause" means, unless otherwise specifically provided in an Agreement, any act or omission which permits the Company to terminate the written employment agreement or arrangement between the Participant and the Company or an Affiliate for "cause" as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "Cause," then "Cause" means the occurrence of one or more of the following events:

          (1)   misappropriation of the Company's assets or business opportunities;

          (2)   alcoholism or drug addiction which impairs one's ability to perform his duties and responsibilities hereunder or is injurious to the business of the Company;

          (3)   the commission by such Participant of, or the plea of nolo contendere with respect to, a felony or crime involving moral turpitude;

          (4)   intentionally causing the Company to violate a local, state or federal law in any material respect;

          (5)   gross negligence or willful misconduct in the conduct or management of the Company not remedied within 10 days after receipt of written notice from the Company; or willful refusal to comply with any significant policy, directive or decision of the Board in furtherance of a legitimate business purpose or willful refusal to perform the duties reasonably assigned to the individual by the Board consistent with the functions, duties and responsibilities of his position and only if not remedied within 10 days after receipt of written notice from the Company; or

          (6)   such other meaning as may be specified with respect to any particular Award or in any employment or other agreement entered into at or before the time the Award is granted (or, with the consent of the Participant, after such time).

        2.8   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        2.9   "Commission" means the Securities and Exchange Commission or any successor thereto.

        2.10 "Committee" means the committee of the Board responsible for granting and administering Awards under the Plan, which initially shall be the Compensation Committee of the Board, until such time as the Board may designate another committee. The Committee shall consist solely of two or more directors and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 and also an "outside director" under Section 162(m) of the Code. In addition, each member of the Compensation Committee shall satisfy any independence or other corporate governance standards imposed by the New York Stock Exchange or other securities market on which the Stock shall be listed from time to time.

        2.11 "Company" means New York and Company, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, "Company" also means "Affiliate."

        2.12 "Covered Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

        2.13 "Deferred Stock" means a right granted to a Participant under Section 9.1 hereof to receive Stock at the end of a specified deferral period.

        2.14 "Domestic Relations Order" has the meaning set forth in the Code.

        2.15 "Effective Date" means the date that the Plan is approved by the Company's shareholders.

        2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        2.17 "Exercise Price" means the price that a Participant must pay to exercise an Award or the amount upon which the value of an Award is based.

        2.18 "Fair Market Value" means, as of any given date, the closing market price on the New York Stock Exchange or such other public trading market on which the Stock is traded on that date. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith. In each case, the Fair Market Value shall be determined without regard to whether the Stock is restricted or represents a minority interest.

        2.19 "Grant Date" means the date as of which an Award is granted pursuant to the Plan. In no event may the Grant Date be earlier than the Effective Date.

        2.20 "Incentive Stock Option" means any Option that is intended to be, is designated as, and actually qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

        2.21 "Non-Qualified Stock Option" means a Stock Option that is not an Incentive Stock Option.

        2.22 "Option Period" means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.

        2.23 "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term "Participant" shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term "Termination of Employment" shall mean the Termination of Employment of the Participant.

        2.24 "Performance Award" means an Award consisting of Performance Shares, Performance Units or other Award described in Article X that is dependent upon the achievement of Performance Goals.

        2.25 "Performance Goals" mean the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

        2.26 "Performance Measure" means any measure based on any of the performance criteria set out in this Section, either alone or in any combination, and, if not based on individual performance, on either a consolidated or a division or business unit level, as the Committee may determine: individual Participant financial or non-financial performance goals; sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; four-wall contribution; economic value added; return on total assets; return on equity; return on total capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBITDA growth; basic earnings per share; diluted earnings per share; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company's attainment of expense levels; or implementing or completion of critical projects. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. In the event Code Section 162(m) or applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant.

        2.27 "Performance Period" means the time period during which a Performance Award shall be earned shall be the "Performance Period," and shall be at least one (1) fiscal year in length, unless otherwise determined by the Committee. Performance Awards shall be subject to Performance Goals which shall be established by the Committee.

        2.28 "Performance Unit" means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

        2.29 "Performance Share" means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

        2.30 "Plan" means the New York & Company, Inc. Amended and Restated 2006 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

        2.31 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; or (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

        2.32 "Restricted Stock" means Stock granted to a Participant under Section 8.1 hereof and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

        2.33 "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

        2.34 "Stock" means the Company's common stock, $0.001 par value per share, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter.

        2.35 "Stock Appreciation Right" means a right granted under Section 7.1.

        2.36 "Stock Option" or "Option" means a right, granted to a Participant under Section 6.1 hereof, to purchase Stock at a specified price during specified time periods.

        2.37 "Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer or employee of the Company or of any Affiliate, including, without limitation, death, disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates. With respect to any non-employee member of the Board, Termination of Employment means the termination of a Participant's status as a non-employee director of the Board. With respect to any other person who is not an employee with respect to the Company or an Affiliate, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III
COMPENSATION COMMITTEE ADMINISTRATION

        3.1    Committee Structure.    The Plan shall be administered by the Committee, but any action that may be taken by the Committee may also be taken by the full Board of Directors of the Company.

        3.2    Committee Actions.    Subject to the Committee's charter, the Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee or the Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines, provided that the Committee shall not delegate the authority to grant Awards. A member of the Committee shall be recused from Committee action regarding an Award granted or to be granted to such member.

        3.3    Committee Authority.    Subject to applicable law, the Company's certificate of incorporation and by-laws, the Committee's charter or the terms of the Plan, the Committee shall have the authority:

          (1)   to select those persons to whom Awards may be granted from time to time;

          (2)   to determine whether and to what extent Awards are to be granted hereunder;

          (3)   to determine the number of shares of Stock to be covered by each Award granted hereunder;

          (4)   to determine the terms and conditions of any Award granted hereunder (including any provisions deemed by the Committee in good faith to be necessary or appropriate for a "nonqualified deferred compensation plan," as defined in Code Section 409A(d)(1), to avoid being subject to taxation under Code Section 409A(a)(1)), provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share of the underlying stock as of the Grant Date;

          (5)   to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations contained elsewhere herein, including but not limited to Sections 13.1 and 13.11;

          (6)   to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred, subject to compliance in good faith with the requirements of the Plan and Code Section 409A to avoid the Award being subject to taxation under Code Section 409A(a)(1);

          (7)   to provide for the forms of Agreement to be utilized in connection with this Plan;

          (8)   to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

          (9)   to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

          (10) to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

          (11) to determine whether and with what effect an individual has incurred a Termination of Employment;

          (12) to determine the restrictions or limitations on the transfer of Stock;

          (13) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully or partially exercisable, under the Plan or the terms of an Agreement;

          (14) to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

          (15) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

          (16) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

          (17) to make all other determinations which may be necessary or advisable for the administration of the Plan.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

        3.4    Committee Determinations and Decisions.    Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants unless revised by the Committee, subject to any ratifications or approvals of the Board that the Committee or Board may request. Any determination shall not be subject to de novo review if challenged in court. Neither the Committee (including any member thereof) nor the Company shall have any liability to any Participant for any matter it determined in good faith as being in compliance with the Code even if such determination was later proved incorrect.

ARTICLE IV
SHARES SUBJECT TO PLAN

        4.1    Number of Shares.    The maximum number of shares of Stock which may be used for Awards under this Plan (all of which may, in the discretion of the Company, be Incentive Stock Options) shall be equal to 4,668,496; provided that in any case the maximum number of such shares which may be used for Awards other than Stock Options or Stock Appreciation Rights shall be 1,750,000 shares. Upon approval of the Company's 2006 Long-Term Incentive Plan by shareholders on June 21, 2006, the 2002 Plan immediately ceased to be available for use for the grant of new incentive awards other than awards granted wholly from shares returned to the 2002 Plan by forfeiture after May 5, 2006. The shares of Stock available under the Plan may be authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

        4.2    Release of Shares.    Subject to Section 4.1, the Committee shall have full authority to determine the number of shares of Stock available for Awards. In its discretion the Committee may include (without limitation), as available for distribution, (a) shares of Stock subject to any Award that have been previously forfeited; or (b) shares under an Award that otherwise terminates without issuance of Stock being made to a Participant. Any shares that are available immediately prior to the termination of the Plan, or any shares of Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

        4.3    Restrictions on Shares.    Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Stock, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award and (iii) satisfaction of any other terms, conditions or restrictions specified herein. The Company may cause any certificate (or other representation of title) for any shares of Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Stock as provided in this Plan, any stockholder agreement then in effect, or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

        4.4    Shareholder Rights.    No person shall have any rights of a shareholder as to Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and a Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official shareholder records, except as provided herein or in an Agreement.

        4.5    Effect of Certain Corporate Changes.    Notwithstanding anything to the contrary herein, in the event of any share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may make appropriate adjustments or substitutions as described below in this Section and in compliance with the Code. The adjustments or substitutions may relate to the number of shares of Stock available for Awards under the Plan, the number of shares of Stock covered by outstanding Awards, the Exercise Price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that to the extent that Code Section 409A shall apply to an Award, any such adjustments or substitutions shall only be made to the extent that, in the Committee's good faith determination, they comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding down to the nearest whole share.

ARTICLE V
ELIGIBILITY

        5.1    Eligibility.    Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are employees of, or consultants or advisors to, the Company or any Affiliate, or non-employee members of the Board of Directors. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

ARTICLE VI
STOCK OPTIONS

        6.1    General.    The Committee shall have authority to grant Options under the Plan at any time or from time to time. The Committee shall consider the potential impact of Code Section 409A on each grant of Options and, if necessary, shall make the terms and conditions of the Options, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). An Option shall entitle the Participant to receive Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Exercise Price.

        6.2    Grant.    The grant of an Option shall occur as of the Grant Date determined by the Committee, provided that the Grant Date shall not be earlier than the date upon which the Committee acts to grant the Option. Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. Only a person who is a common-law employee of the Company, any "parent corporation" of the Company, or a "subsidiary corporation" of the Company (each term as defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

        6.3    Terms and Conditions.    Options shall be subject to such terms and conditions as shall be determined by the Committee, including and subject to the following:

          (1)    Exercise Price.    The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual (a "10% Owner") who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a parent corporation or any subsidiary corporation (each term as defined in Section 6.2), the Exercise Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share on the Grant Date.

          (2)    Option Period.    The Option Period of each Option shall be fixed by the Committee. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed ten (10) years from the date the Option is granted. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

          (3)    Exercisability.    Subject to Section 11.1 and Section 6.4, an Option shall be exercisable in whole or in such installments and at such times, as established by the Committee in an Agreement. The Committee may provide in an Agreement for an accelerated exercise of all or part of an Option upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If an Option is designated as an Incentive Stock Option, the aggregate Fair Market Value (determined at the date of grant of the Option) of the Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year (under the Plan or any other plan of the Company or any parent corporation or subsidiary corporation) shall not exceed $100,000. Except as otherwise provided in Article XI in connection with acceleration events, or certain occurrences of termination, no Award granted under this Plan to an officer or director of the Company may be exercised, and no restrictions relating thereto may lapse, within six months of the date of such grant if:

      (i) the requirements of Exchange Act Rule 16b-3(d)(1) were not satisfied with respect to the issuance of such Award and (ii) the Committee has not otherwise waived such limitation.

          (4)    Method of Exercise.    Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted in the applicable Agreement, payment in full or in part may also be made by (i) delivering Stock already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of such delivery equal to the Exercise Price; (ii) the delivery of cash by a broker-dealer as a "cashless" exercise, provided such method of payment may not be used by an executive officer of the Company or a member of the Board to the extent such payment method would violate Rule 16b-3 or the Exchange Act; (iii) withholding by the Company of Stock subject to the Option having a total Fair Market Value as of the date of delivery equal to the Exercise Price; or (iv) any combination of the foregoing.

          (5)    Conditions for Issuance of Shares.    No shares of Stock shall be issued until full payment therefore has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company's official shareholder records as having been issued and transferred.

          (6)    Non-transferability of Options.    Unless otherwise specifically provided in an Agreement, no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant; provided, however, under no circumstances may a Participant assign, transfer, convey or otherwise dispose of an Option for consideration unless pursuant to a Domestic Relations Order.

        6.4    Termination of Employment.    Except as otherwise provided by the Committee in an Award Agreement, any portion of the Option that was not vested and exercisable on the date of Termination of Employment shall expire and be forfeited on such date, and any portion of the Option that was vested and exercisable on date of Termination of Employment shall also expire and be forfeited on such date; provided that if the Termination of Employment was other than for Cause, the portion of the Option that is vested as of the date of Termination of Employment shall expire and be forfeited at midnight ninety (90) days from the date of such termination.

ARTICLE VII
STOCK APPRECIATION RIGHTS

        7.1    General.    The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Stock Appreciation Rights may be awarded alone or in tandem with other Awards granted under the Plan. The Committee shall consider the potential impact of Code Section 409A on each grant of Stock Appreciation Rights and, if determined to be necessary, shall make the terms of conditions of the Stock Appreciation Rights, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). Subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to receive in Stock the number of shares described in Section 7.3(2).

        7.2    Grant.    The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. A Stock Appreciation Right entitles a Participant to receive Stock as described in Section 7.3(2). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of an Agreement, which shall become effective upon execution by the Participant.

        7.3    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee and set forth in an Agreement, including (but not limited to) the following:

          (1)    Period and Exercise.    The term of a Stock Appreciation Right shall be established by the Committee. A Stock Appreciation Right shall be for such period and, subject to Section 11.1 and Section 7.3(4), shall be exercisable in whole or in installments and at such times as established by the Committee in an Agreement. The Committee may provide in an Agreement for an accelerated exercise of all or part of a Stock Appreciation Right upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant's giving written notice of exercise, on a form provided by the Committee, to the Company specifying the portion of the Stock Appreciation Right to be exercised.

          (2)    Delivery of Stock.    Upon the exercise of a Stock Appreciation Right, a Participant shall receive a number of shares of Stock equal in value to the excess of the Fair Market Value per share of Stock over the Exercise Price per share of Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. The aggregate Fair Market Value per share of Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

          (3)    Non-transferability of Stock Appreciation Rights.    Except as specifically provided in the Plan or in an Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant; provided, however, under no circumstances may a Participant assign or transfer a Stock Appreciation Right for consideration unless pursuant to a Domestic Relations Order.

          (4)    Termination of Employment.    A Stock Appreciation Right shall be forfeited or terminated at such time as an Option would be forfeited or terminated under the Plan, unless otherwise specifically provided in an Agreement.

 ARTICLE VIII
RESTRICTED STOCK

        8.1    General.    The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall consider the potential impact of Code Section 409A on each grant of Restricted Stock and, if determined to be necessary, shall make the terms and conditions of the Restricted Stock, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). The Committee may also require the recipient of the grant to make an election under Section 83(b) of the Code if the restricted stock so granted is subject to transfer restrictions or a substantial risk of forfeiture. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contains the applicable terms and conditions of the Award, including the rate or times provided by the Committee for the lapse of any forfeiture restrictions or other conditions regarding the Award. The Committee may provide in an Agreement for an accelerated lapse of any such restrictions upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the lapse of any such restrictions with respect to all or part of any Restricted Stock. Each Award of Restricted Stock shall become effective upon execution by the Participant of an Agreement.

        8.2    Grant, Awards and Certificates.    The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee and any restrictions the Stock may be subject to, including any shareholder agreement then in effect. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Stock covered by such Award.

        8.3    Terms and Conditions.    Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (1)    Rights.    Except as provided in Section 8.3(3) and notwithstanding Section 4.4, the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If any dividends or other distributions are paid in shares of Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

          (2)    Criteria.    As described in Section 8.1 above, the Committee may provide in an Agreement for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award; such provisions of an Agreement or Committee action may be based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine.

          (3)    Limitations on Transferability.    Subject to the provisions of the Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the "Restriction

  Period"), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock; provided, however, under no circumstances may a Participant assign, transfer, convey or otherwise dispose of Restricted Stock for consideration unless pursuant to a Domestic Relations Order.

          (4)    Termination of Employment.    Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock.

ARTICLE IX
DEFERRED STOCK

        9.1    General.    The Committee shall have authority to grant an Award of Deferred Stock under the Plan at any time or from time to time. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee may denominate a Deferred Stock Award in either shares or units. The Committee shall consider the impact of Code Section 409A on each grant of Deferred Stock and, if determined to be necessary, shall make the terms and conditions of the Deferred Stock, in its good faith determination, comply with the requirements of Code 409A to avoid being subject to taxation under Code Section 409A(a)(1). The Committee shall determine the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the "Deferral Period") prior to which the Common Stock will be delivered, and the conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Awards. Each Deferred Stock Award shall be evidenced by, and subject to the terms of, an Agreement, which will become effective upon execution by the Participant.

        9.2    Terms and Conditions.    Deferred Stock Awards shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (1)    Rights.    Any rights, other than any rights explicitly set forth herein, with respect to Deferred Stock shall be provided for in an Agreement.

          (2)    Criteria.    Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

          (3)    Limitations on Transferability.    Subject to the provisions of the Plan and the Agreement, Deferred Stock Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of during the Deferral Period; provided, however, under no circumstances may a Participant assign, transfer, convey or otherwise dispose of Deferred Stock Award for consideration unless pursuant to a Domestic Relations Order. Subject to the provisions of an Agreement, at the expiration of the Deferral Period, the Committee shall deliver Stock to the Participant pursuant to the Deferred Stock Award.

          (4)    Termination of Employment.    Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant's Deferred Stock.

          (5)    Delivery.    Subject to the provisions of an Agreement, at the expiration of the Deferral Period, the Committee shall deliver Stock to the Participant pursuant to the Deferred Stock Award.

          (6)    Election.    A Participant may elect to further defer receipt of the Deferred Stock payable under an Award (or an installment of an Award) for a specified time (or pursuant to a fixed schedule) or until the occurrence of a permissible distribution event under Code Section 409A, subject to such terms and conditions determined by the Committee. Any such election must be made no later than the time provided by Section 409A(a)(4) of the Code, as determined by the Committee.

ARTICLE X
PERFORMANCE AWARDS

        10.1    General.    The Committee shall have authority to grant Performance Awards under the Plan at any time or from time to time. The Committee shall consider the impact of Code Section 409A on each grant of a Performance Award and, if determined to be necessary, shall make the terms and conditions of the Performance Awards, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). A Performance Unit and a Performance Share each consist of the right to receive shares of Stock or cash, as provided in the particular Award Agreement, upon achievement of certain Performance Goals and may be awarded either alone or in addition to other Awards granted under the Plan. Performance Units shall be denominated in units of value (including dollar value of shares of Stock) and Performance Shares shall be denominated in a number of shares of Stock.

        Subject to the terms of the Plan, the Committee shall have complete discretion to determine the number of Performance Units and Performance Shares, if any, granted to each Participant. Each Performance Award shall be evidenced by, and be subject to the terms of, an Agreement which will become effective upon execution by the Participant.

        10.2    Earning Performance Awards.    After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved.

        10.3    Termination of Employment.    Unless otherwise specifically provided in an Agreement or determined by the Committee, in the event that a Participant's incurs a Termination of Employment, all Performance Awards shall be forfeited by the Participant to the Company. Any distribution of earned Performance Awards authorized by an Agreement or determined by the Committee may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

        10.4    Nontransferability.    Unless otherwise specifically provided in an Agreement, Performance Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution; provided, however, under no circumstances may a Participant assign, transfer, convey or otherwise dispose of a Performance Award for consideration unless pursuant to a Domestic Relations Order.

ARTICLE XI
CHANGE IN CONTROL PROVISIONS

        11.1    Impact of Event.    Notwithstanding any other provision of the Plan to the contrary, other than Section 11.2, and unless otherwise specifically provided in an Agreement, in the event of a company sale or a registered public offering of equity securities, the Committee may provide, in its discretion, that (i) the Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock shall immediately vest and any Performance Goal or other condition with respect to any Performance Shares or Performance Units shall be deemed satisfied for such Participants who are employed by the Company at the time of such event or (ii) the Committee may also, in its discretion, determine that any Stock Option, Stock Appreciation Right or Restricted Stock shall terminate or be cancelled if not exercised as of the date of such event.

        11.2    Additional Discretion.    The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a company sale to provide that the securities of another entity be substituted hereunder for the Stock and to make equitable adjustment with respect thereto.

ARTICLE XII
PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

        12.1    No Company Obligation.    Except to the extent specifically required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Stock issued or acquired in accordance with the provisions of the Plan.

ARTICLE XIII
MISCELLANEOUS

        13.1    Amendments and Termination.    The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant under an Award theretofore granted without the Participant's consent. Notwithstanding the immediately preceding sentence, an amendment may be made without a Participant's consent to (a) cause the Plan or an Award to comply with applicable law (including, but not limited to, any changes needed to avoid taxation of an Award as a "nonqualified deferred compensation plan" under Code Section 409A or Code Section 280G) or (b) permit the Company or an Affiliate a tax deduction under applicable law including, without limitation, Section 162(m) of the Code. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any amendments to the Plan shall require shareholder approval to the extent required by Federal or state law or any regulations or rules promulgated thereunder or the rules of the national securities exchange or market on which shares of Stock are listed.

        13.2    Unfunded Status of Plan.    It is intended that the Plan be an "unfunded" plan for incentive compensation. The Company may create trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan and all property held thereunder and income thereon shall remain solely the property and rights of the Company (without being restricted to satisfying the obligations created under the Plan) and shall be subject to the claims of the Company's general creditors. The Company's obligations created under the Plan shall constitute a general, unsecured obligation, payable solely out of its general assets.

        13.3    Listing, Registration and Compliance with Laws and Regulations.    All Awards made under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Stock subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Awards or the issuance or purchase of shares thereunder, no Awards may be granted or exercised and no restrictions of Restricted Stock or Deferred Stock be lifted, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Awards shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an Option, Stock Appreciation Right or Restricted Stock or the lifting of restrictions on an Award of Deferred Stock or a Performance Award that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options, Stock Appreciation Rights or Restricted Stock may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

        13.4    Provisions Relating to Internal Revenue Code Section 162(m).    To the extent that Section 162(m) of the Code applies with respect to Awards to Covered Employees under the Plan, the Plan shall be administered, and the provisions of the Plan shall be interpreted, in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such applicable requirements. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to obtain a tax deduction for the Company or an Affiliate:

          (1)    Determination of Awards.    Not later than the date required or permitted for "qualified performance-based compensation" under Code Section 162(m), the Committee shall determine the Participants who are Covered Employees who will receive Awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation.

          (2)    Limitations on Awards.    During any one calendar year period, the maximum number of shares of Stock for which Options and Stock Appreciation Rights, in the aggregate, may be granted to any Covered Employee shall not exceed 750,000 shares. For Performance Awards that are intended to constitute "performance-based compensation" (as that term is used in Code Section 162(m)), no more than $1,000,000 (based upon fair market value, if applicable, on the date of grant) may be subject to such Awards granted to any Covered Employee during any three-consecutive calendar year period. Further, for any Restricted Stock Awards that are intended to constitute performance-based compensation, no more than $1,000,000 (based upon fair market value, if applicable, on the date of grant) may be subject to such Awards granted to any Covered Employee during any three-consecutive calendar year period. The limitations on Awards under this Section are subject to adjustment as provided in Section 4.5 to the extent that needed to obtain tax deductibility under Code Section 162(m).

          (3)    Earning Performance Awards.    Subject to the provisions of Section 13.4(4) below, payment with respect to Performance Awards for Covered Employees shall be a direct function of the extent to which the Company's Performance Goals have been achieved. A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's Termination of Employment prior to the end of the Performance Period for any reason, such Award will be payable only (a) if the applicable Performance Goals are achieved and (b) to the extent, if any, as the Committee shall determine.

          (4)    Other Section 162(m) Provisions.    In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which Performance Goals have been achieved with respect to any Performance Award or Restricted Stock Award intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Performance Award payable to any Participant, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Performance Award payable to any Participant above the amount established in accordance with the relevant Performance Goals with respect to any Performance Award intended to qualify as performance-based compensation.

        13.5    Misconduct of a Participant.    Notwithstanding anything to the contrary in the Plan, the Committee, in its sole discretion, may establish procedures, at or before the time that an Award is granted (or, with the consent of the Participant, after such time), in the applicable Award Agreement or in a separate agreement, providing for the forfeiture or cancellation of such Award (whether vested or unvested), or the disgorgement of gains from the exercise, vesting or settlement of the Award, in each case to be applied if the Participant incurs a Termination of Employment for Cause.

        13.6    No Additional Obligation.    Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting, other or additional compensation or benefit arrangements for its employees.

        13.7    Withholding.    No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation.

        13.8    Controlling Law.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in New York County, New York, or to the federal district court that encompasses said county.

        13.9    Offset.    Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and Stock, cash or other thing of value under this Plan or an Agreement may be held by the Company and not transferred to such Participant unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

        13.10    No Rights with Respect to Continuance of Employment.    Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

        13.11    Limits on Repricing and Regranting of Awards.    Notwithstanding anything else contained herein except Sections 4.5, 11.2 and 13.12 hereof, unless approved by the Company's shareholders; in no event may the Exercise Price per share of Stock covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced, directly or indirectly, through the technique commonly known as "repricing" or through the cancellation and regrant of such Award; and no outstanding Award may be substituted for another type of Award.

        13.12    Awards in Substitution for Awards Granted by Other Corporations.    Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes an Affiliate. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted and to ensure that the requirements imposed under Code Sections 409A and 424 are met.

        13.13    Delivery of Stock Certificates.    To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant's last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

        13.14    Indemnification.    To the maximum extent permitted under the Company's Restated Articles of Incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Restated Articles of Incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        13.15    Severability.    If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

        13.16    Successors and Assigns.    This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

        13.17    Entire Agreement.    This Plan and the Agreements constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

        13.18    Term.    No Award shall be granted under the Plan after the tenth anniversary of the Effective Date.

        13.19    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        13.20    Headings.    The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date NEW YORK & COMPANY, INC. M36705-P07639 NEW YORK & COMPANY, INC. 450 WEST 33RD STREET 5TH FLOOR NEW YORK, NY 10001 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 3. To approve the New York & Company, Inc. Incentive Compensation Plan. 6. To hold an advisory vote on the frequency of future advisory votes on executive compensation. 4. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011. 5. To hold an advisory vote on executive compensation. For All Withhold All For All Except 0 0 0 NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement. 01) Bodil M. Arlander 02) Jill Beraud 03) David H. Edwab 04) John D. Howard 05) Louis Lipschitz 06) Edward W. Moneypenny 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS (1), (2), (3), (4), (5) AND "3 YEARS" FOR PROPOSAL 6: 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Please be sure to sign and date this Proxy in the box below. 2. To approve amendments to the New York & Company, Inc. Amended and Restated 2006 Long-Term Incentive Plan to, among other matters, increase the number of shares reserved for issuance by 4,000,000 shares. 07) Grace Nichols 08) Michelle Pearlman 09) Richard L. Perkal 10) Arthur E. Reiner 11) Gregory J. Scott 3 Years 2 Years 1 Year Abstain

REVOCABLE PROXY NEW YORK & COMPANY, INC. 2011 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON THE BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints, Gregory J. Scott and Sheamus Toal, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all shares of common stock of New York & Company, Inc. (the "Company") which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., EDT, on Wednesday, June 22, 2011 or at any adjournment(s) or postponement(s) thereof. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M36706-P07639